Exhibit 99.2

EQUITY ONE

SUPPLEMENTAL INFORMATION PACKAGE

QUARTER ENDED SEPTEMBER 30, 2016

YOUNG CIRCLE SHOPPING CENTER, HOLLYWOOD FL

Equity One, Inc.
410 Park Avenue | Suite 1220
New York, New York 10022
www.equityone.com

Equity One, Inc.

SUPPLEMENTAL INFORMATION
September 30, 2016
(unaudited)

TABLE OF CONTENTS
Page

Press Release	3-11
Financial Information
Disclosures	12
Summary Financial Results and Ratios	13-14
2016 Guidance	15
Components of Net Asset Value	16-17
Market Capitalization	18
Net Operating Income	19
EBITDA and Adjusted EBITDA	20
Additional Information	21
Leasing Data
Portfolio Statistics	22
Tenant Concentration - Top Twenty-Five Tenants	23
Recent Leasing Activity	24
Shopping Center Lease Expiration Schedule	25
Property Data
Annual Base Rent of Operating Properties by State	26
Property Status Report	27-35
Real Estate Acquisition and Disposition Activity	36
Real Estate Developments and Redevelopments	37-38
Tactical Capital Improvements	39
Debt Schedules
Debt Summary	40
Debt Maturity Schedule	41
Debt by Instrument	42-43
Unconsolidated Joint Venture Supplemental Data	44-46
Appendices - Reconciliations of Non-GAAP Financial Measures	47-52

Equity One, Inc. 410 Park Avenue, Suite 1220 New York, NY 10022 212-796-1760	For additional information: Matthew Ostrower, EVP and Chief Financial Officer
FOR IMMEDIATE RELEASE:
Equity One Reports Third Quarter 2016 Operating Results

New York, NY, October 26, 2016 - Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three and nine months ended September 30, 2016. Net income attributable to Equity One, Inc. was $12.6 million, or $0.09 per diluted share, for the quarter ended September 30, 2016, as compared to $17.0 million, or $0.13 per diluted share, for the third quarter of 2015. Net income attributable to Equity One, Inc. was $55.2 million, or $0.39 per diluted share, for the nine months ended September 30, 2016, as compared to $52.0 million, or $0.40 per diluted share, for the same period of 2015. Net income attributable to Equity One, Inc. for the three and nine months ended September 30, 2016 included $9.4 million and $14.7 million, respectively, of debt extinguishment losses. Net income attributable to Equity One, Inc. for the nine months ended September 30, 2015 included $2.6 million of debt extinguishment losses and $8.8 million of income associated with the redemption of the company’s interest in a joint venture.

“Strong operations continue to drive Equity One’s compelling results. Robust leasing and revenue from redevelopment deliveries helped offset vacancy from previous tenant bankruptcies, generating same store NOI growth that exceeded our expectations,” said David Lukes, CEO. "We continued to advance our projects in our current and shadow redevelopment pipeline and expect to have 20% of our Serramonte Mall expansion open and paying rent by year end."

Highlights of the quarter and recent activity include:

•
Generated net income attributable to Equity One, Inc. for the quarter of $0.09 per diluted share, representing a 31% decrease as compared to the third quarter of 2015, and generated net income attributable to Equity One, Inc. of $0.39 per diluted share for the nine months ended September 30, 2016, representing a 3% decrease as compared to the same period in 2015

•
Generated Funds From Operations (FFO) and Core FFO for the quarter of $0.28 and $0.35 per diluted share, respectively, representing a 10% decrease and a 6% increase, respectively, as compared to the third quarter of 2015, and generated FFO for the nine months ended September 30, 2016 of $0.94 per diluted share, consistent with prior year, and Core FFO for the nine months ended September 30, 2016 of $1.06 per diluted share, representing growth of 7% as compared to the same period in 2015

•
Same-property net operating income (NOI) increased by 3.6% (5.0% including redevelopments) for the quarter as compared to the third quarter of 2015, and increased 4.4% (5.3% including redevelopments) for the nine months ended September 30, 2016 as compared to the same period in 2015

•
Retail occupancy (excluding developments and redevelopments) was 95.4% as of September 30, 2016, down 90 basis points as compared to June 30, 2016, primarily due to three anchor vacancies totaling approximately 88,000 square feet, and down 20 basis points as compared to September 30, 2015

•
Executed 108 leases totaling 437,905 square feet during the quarter, including 98 same-space new leases, renewals, and options totaling 405,306 square feet at an average rent spread of 12.2% on a cash basis. On a same-space basis, 26 new leases and 72 renewals and options were executed during the quarter at an average rent spread of 19.2% and 11.1%, respectively

•	Retail portfolio average base rent (including developments and redevelopments) was $20.13 per square foot as of September 30, 2016 as compared to $20.09 as of June 30, 2016

•	Closed on an $850.0 million revolving credit facility which replaced the company’s $600.0 million credit facility

•
Issued 3.91% series B senior notes with an aggregate principal balance of $100.0 million thereby completing the previously announced $200.0 million private placement of senior notes. In connection with this private placement, redeemed the company’s $117.0 million 6.00% senior notes due September 2017

•	Acquired San Carlos Marketplace, a 153,510 square foot shopping center located in San Carlos, California, for $97.0 million in October 2016

•
Revised 2016 estimated net income attributable to Equity One, Inc. guidance from $0.58 to $0.62 per diluted share to $0.52 to $0.54 per diluted share, 2016 estimated FFO guidance from $1.26 to $1.30 per diluted share to $1.23 to $1.25 per diluted share, and 2016 estimated Core FFO guidance from $1.36 to $1.40 per diluted share to $1.38 to $1.40 per diluted share

Financial and Operational Highlights

Included in net income attributable to Equity One, Inc. for the three and nine months ended September 30, 2016 of $12.6 million and $55.2 million, respectively, is $9.4 million and $14.7 million, respectively, of debt extinguishment losses primarily from the redemption of the company’s 6.00% and 6.25% senior notes and the defeasance of a mortgage loan, and $3.1 million of impairment losses for both periods.

Net income attributable to Equity One, Inc. for the nine months ended September 30, 2015 included $13.9 million in impairment losses, $5.5 million related to the remeasurement to fair value of the company’s equity investment in one of its joint ventures, $3.3 million related to the recognition of deferred gains associated with the past disposition of assets by the company to the same joint venture, and $2.6 million of debt extinguishment losses.

In the third quarter of 2016, the company generated FFO of $39.9 million, or $0.28 per diluted share, as compared to $43.4 million, or $0.31 per diluted share, for the third quarter of 2015, representing a 10% decrease on a per share basis. Core FFO was $50.2 million, or $0.35 per diluted share, for the third quarter of 2016, as compared to $45.8 million, or $0.33 per diluted share, for the third quarter of 2015, representing a 6% increase on a per share basis. In the nine months ended September 30, 2016, the company generated FFO of $133.6 million, or $0.94 per diluted share, as compared to $130.7 million, or $0.94 per diluted share for the same period of 2015, consistent with the prior year period on a per share basis. Core FFO was $150.4 million, or $1.06 per diluted share, for the nine months ended September 30, 2016, as compared to $137.2 million, or $0.99 per diluted share, for the same period of 2015, representing a 7% increase on a per share basis. A reconciliation of net income attributable to Equity One, Inc. to FFO and to Core FFO is provided in the tables accompanying this press release.

Same-property NOI excluding redevelopments increased by 3.6% for the third quarter of 2016 as compared to the third quarter of 2015, which was driven primarily by increased minimum rent throughout the portfolio from new rent commencements, lease renewals and contractual rent increases at properties including Westwood Complex, Circle Center West and West Lake Shopping Center. The increase was partially offset by the loss of minimum rent and recovery income resulting from the bankruptcy of The Sports Authority. Same-property NOI for the broader same-property pool including redevelopments increased by 5.0% largely due to 12.3% NOI growth from redevelopment assets for the third quarter of 2016 as compared to the third quarter of 2015, especially at 101 7th Avenue and Boynton Plaza. Positive contribution from these assets was partially offset by NOI decreases due to the commencement of redevelopment activities at properties including Medford and Point Royale, and the loss of The Sports Authority at Broadway Plaza. A reconciliation of net income attributable to Equity One, Inc. to same-property NOI is provided in the tables accompanying this press release. On a same-property basis, occupancy for the company’s retail portfolio was 95.3%, down 50 basis points as compared to September 30, 2015, and down 90 basis points as compared to June 30, 2016.

One of the company’s anchor tenants, The Sports Authority, filed for bankruptcy in March 2016, which ultimately led to the rejection of all of the company’s four leases. The four leases comprised a total of 108,000 square feet of GLA and aggregate annualized base rent of approximately $3.8 million. The company executed leases totaling approximately 50,000 square feet of GLA at two of these locations (Broadway Plaza and The Gallery at Westbury Plaza) at an aggregate annualized base rent of approximately $1.9 million, which is equivalent to the rent previously paid by The Sports Authority in those locations. The new tenants commenced rent in October 2016, and the company is actively marketing the two remaining locations.
Development and Redevelopment Activities

As of September 30, 2016, the company had approximately $246.0 million of active development and redevelopment projects underway of which $111.4 million remained to be incurred.

At Serramonte Center in Daly City, California, construction is now underway on all significant components of the $109.1 million, 247,000 square foot multi-phased redevelopment. The entertainment portion of the project, anchored by Dave & Buster’s, is expected to open and commence paying rent in the fourth quarter of 2016. The balance to complete this project is estimated at $72.9 million as of September 30, 2016.

At Countryside Shops in Cooper City, Florida, the company commenced site work during the third quarter of 2016 to build a new 45,600 square foot store for Publix that is expected to be delivered in the second quarter of 2017, reconfigure existing space to accommodate Ross Dress for Less, and make other enhancements to the center. The balance to complete this project is estimated at $14.5 million as of September 30, 2016.

At Pablo Plaza, in Jacksonville, Florida, an $18.0 million project is planned which will add a Whole Foods specialty grocery anchor, add a PetSmart junior anchor, reconfigure shop space to accommodate another junior anchor, and add a Chipotle as an outparcel to the center. The approximately 16,400 square foot space constructed for PetSmart and the Chipotle building were delivered, and both tenants are expected to open for business in the fourth quarter of 2016. The balance to complete this project is estimated at $10.9 million as of September 30, 2016. The company also expects to close on the purchase of an outparcel adjacent to the property for $2.6 million in November 2016.

At Point Royale in Miami, Florida, the approximately 50,500 square foot space built for Burlington substantially replaces the space previously leased to Best Buy. Possession was delivered to Burlington in the third quarter of 2016 and it opened and commenced paying rent in October 2016. The company is in discussions with national tenants to lease the center’s remaining 30,000 square feet of junior anchor space. The total budget for the redevelopment of Point Royale is estimated at $9.8 million with a balance to complete of $5.9 million as of September 30, 2016.

At Lake Mary Centre in Lake Mary, Florida, the new 55,000 square foot Hobby Lobby was delivered and the tenant is expected to open for business in the fourth quarter of 2016. The balance to complete the overall Lake Mary Centre redevelopment is estimated at $2.8 million as of September 30, 2016.

The company has one additional property in active development and redevelopment, Cashmere Corners, encompassing approximately 55,700 square feet of project GLA with an estimated balance to complete of $0.6 million as of September 30, 2016.

Acquisition Activity

In October 2016, the company acquired San Carlos Marketplace, a 153,510 square foot shopping center located in San Carlos, California, for $97.0 million and paid $3.4 million for the prepayment penalty on the existing mortgage loan encumbering the property that was not assumed in the acquisition. The property is 100% leased and anchored by TJMaxx/HomeGoods, Best Buy, PetSmart and Bassett Furniture. In connection with this transaction, the company is drawing the remaining $75.0 million under its $300.0 million delayed draw term loan facility.

Investing and Financing Activities

In September 2016, the company closed on an $850.0 million revolving credit facility which replaced its $600.0 million credit facility. The credit facility can be increased through an accordion feature up to an aggregate of $1.7 billion, subject to bank participation. The facility bears interest at applicable LIBOR plus a margin of 1.0% per annum as of September 30, 2016.

In August 2016, the company issued 3.91% series B senior notes due 2026, in an aggregate principal amount of $100.0 million, thereby completing the $200.0 million note issuance provided under its April 2016 note purchase agreement. The company used the proceeds from the issuances under the note purchase agreement to redeem its $117.0 million 6.00% senior notes due September 2017 during the third quarter. In connection with the redemption, the company recognized a loss on early extinguishment of debt of $7.4 million during the third quarter of 2016.

In August 2016, the company defeased the mortgage loan encumbering Culver Center located in Culver City, California. The mortgage loan had a principal balance of $64.0 million, an interest rate of 5.58% per annum and a maturity date of May 2017. In connection with the defeasance, the company recognized a loss on the early extinguishment of debt of $1.6 million.

During the quarter, the company issued 1.9 million shares of its common stock as part of its “at-the-market” equity offering program (“ATM Program”) at a weighted average price per share of $31.83, resulting in cash proceeds of $60.0 million before expenses. During the nine months ended September 30, 2016, the company issued 3.7 million shares of its common stock under its ATM Program at a weighted average price of $30.23 per share, resulting in cash proceeds of $112.9 million before expenses. Under the company’s common stock purchase agreement with MGN America, LLC ("MGN"), an affiliate of Gazit-Globe, Ltd., the company’s largest stockholder, each quarter MGN has the option to purchase directly from the company up to 20% of the number of shares of common stock sold during the quarter by the distribution agents under the ATM Program (excluding any shares sold in forward sales or shares issued in connection with the settlement of any forward sale agreements). MGN did not purchase any shares pursuant to the purchase option during the nine months ended September 30, 2016.

Balance Sheet Highlights

At September 30, 2016, the company’s total market capitalization (including debt and equity) was $5.7 billion, comprising 145.2 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $4.4 billion and approximately $1.3 billion of debt (excluding any debt premium/discount). The company’s ratio of net debt (net of cash) to total market capitalization was 22.3%. At September 30, 2016, the company had approximately $18.8 million of cash and cash equivalents on hand and $65.0 million outstanding under its $850.0 million revolving credit facility.

Earnings, FFO and Core FFO Guidance

The company is revising its 2016 estimated net income attributable to Equity One, Inc. guidance from $0.58 to $0.62 per diluted share to $0.52 to $0.54 per diluted share. The Company is also revising its 2016 estimated FFO guidance from $1.26 to $1.30 per diluted share to $1.23 to $1.25 per diluted share, and its 2016 estimated Core FFO guidance from $1.36 to $1.40 per diluted share to $1.38 to $1.40 per diluted share. Core FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.50% to 4.25%

•	Year-end 2016 same-property occupancy between 96.0% and 96.5% and shop occupancy above 90.0%

•	Adjusted general and administrative expense (1) of $33.0 million to $35.0 million

•	Interest expense of $49.0 million to $50.0 million, including amortization of deferred financing costs and premium/discount on notes payable

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated net income per diluted share attributable to Equity One, Inc. to estimated FFO and Core FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (2)
	Low	High
Estimated net income attributable to Equity One, Inc. per diluted share	$0.52	$0.54
Adjustments:
Real estate depreciation and amortization including pro rata share of joint ventures	0.72	0.72
Gain on disposal of depreciable real estate	(0.03)	(0.03)
Impairment of depreciable real estate	0.02	0.02
Estimated FFO per diluted share	1.23	1.25
Transaction costs, debt extinguishment and other	0.15	0.15
Estimated Core FFO per diluted share	$1.38	$1.40

(1)
Adjusted general and administrative expense reflects adjustments to general and administrative expense to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs.

(2)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

ACCOUNTING AND OTHER DISCLOSURES

The company believes FFO (combined with the primary presentations in accordance with accounting principles generally accepted in the United States of America (“GAAP”)) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”

FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT further states that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” The company makes certain adjustments to FFO, which it refers to as Core FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and other financing and investing activities, impairment of goodwill, land and joint venture investments, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company also believes that Core FFO is a useful, supplemental measure of its core operating performance that facilitates comparability of historical financial periods. The company believes that the presentation of comparable period operating results generated from its FFO and Core FFO measures provides financial analysts, investors and stockholders with more complete information regarding the company's performance than they would have without the presentation of this information.

The company uses NOI and cash NOI, which are non-GAAP financial measures, internally as performance measures and believes NOI and cash NOI provide useful information to investors regarding the company’s financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level and when compared across periods, reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared. The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties. For the three months ended September 30, 2016, the company moved one property that had been under redevelopment (Alafaya Commons) with 130,811 square feet into the same-property pool.

The company’s method of calculating FFO, Core FFO, NOI, cash NOI and same-property NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Core FFO, NOI, cash NOI and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Core FFO, NOI, cash NOI nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One, Inc. is the most directly comparable GAAP measure to FFO, Core FFO, NOI, cash NOI and same-property NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

Retail occupancy as used herein refers to the company’s consolidated portfolio and excludes non-retail properties and unconsolidated joint venture properties.

CONFERENCE CALL/WEB CAST INFORMATION

Equity One, Inc. will host a conference call on Thursday, October 27, 2016 at 9:00 a.m. Eastern Time to review its 2016 third quarter earnings and operating results. Stockholders, analysts and other interested parties can access the earnings call by dialing (888) 317-6003 (U.S.), (866) 284-3684 (Canada) or (412) 317-6061 (international) using pass code 9742418. The call will also be web cast and can be accessed in a listen-only mode on Equity One’s web site at www.equityone.com.

A replay of the conference call will be available on Equity One’s web site for future review. Interested parties may also access the telephone replay by dialing (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (international) using pass code 10090857 through November 10, 2016.

FOR ADDITIONAL INFORMATION

For a copy of the company’s third quarter supplemental information package, please access the “Investors” section of Equity One’s web site at www.equityone.com. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at investorrelations@equityone.com.

ABOUT EQUITY ONE, INC.

As of September 30, 2016, the company’s portfolio comprised 122 properties, including 98 retail properties and five non-retail properties totaling approximately 12.3 million square feet of gross leasable area, or GLA, 13 development or redevelopment properties with approximately 2.8 million square feet of GLA, and six land parcels. As of September 30, 2016, the company’s retail occupancy excluding developments and redevelopments was 95.4% and included national, regional and local tenants. Additionally, the company had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include volatility in the capital markets and changes in borrowing rates; changes in macro-economic conditions and the demand for retail space in the markets in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; the risks that Equity One may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time and cost to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the timing, extent and ultimate proceeds realized from asset dispositions; the extent to which continuing supply constraints occur in geographic markets where Equity One owns properties; the success of Equity One’s efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; changes in Equity One’s credit ratings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets September 30, 2016 and December 31, 2015 (Unaudited) (in thousands, except share par value amounts)

	September 30, 2016	December 31, 2015
ASSETS
Properties:
Income producing	$3,419,180	$3,337,531
Less: accumulated depreciation	(482,551)	(438,992)
Income producing properties, net	2,936,629	2,898,539
Construction in progress and land	133,131	167,478
Property held for sale	19,346	2,419
Properties, net	3,089,106	3,068,436
Cash and cash equivalents	18,796	21,353
Cash held in escrow and restricted cash	250	250
Accounts and other receivables, net	12,342	11,808
Investments in and advances to unconsolidated joint ventures	62,561	64,600
Goodwill	5,838	5,838
Other assets	206,018	203,618
TOTAL ASSETS	$3,394,911	$3,375,903

LIABILITIES AND EQUITY
Liabilities:
Notes payable:
Mortgage loans	$257,224	$282,029
Senior notes	500,000	518,401
Term loans	475,000	475,000
Revolving credit facility	65,000	96,000
	1,297,224	1,371,430
Unamortized deferred financing costs and premium/discount on notes payable, net	(7,932)	(4,708)
Total notes payable	1,289,292	1,366,722
Other liabilities:
Accounts payable and accrued expenses	67,285	46,602
Tenant security deposits	9,689	9,449
Deferred tax liability	13,750	13,276
Other liabilities	165,527	169,703
Total liabilities	1,545,543	1,605,752
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	—	—
Common stock, $0.01 par value – 250,000 shares authorized and 144,760 and 129,106 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,448	1,291
Additional paid-in capital	2,302,681	1,972,369
Distributions in excess of earnings	(447,029)	(407,676)
Accumulated other comprehensive loss	(7,732)	(1,978)
Total stockholders’ equity of Equity One, Inc.	1,849,368	1,564,006
Noncontrolling interests	—	206,145
Total equity	1,849,368	1,770,151
TOTAL LIABILITIES AND EQUITY	$3,394,911	$3,375,903

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income For the three and nine months ended September 30, 2016 and 2015 (Unaudited) (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$71,599	$68,836	$213,822	$203,221
Expense recoveries	20,732	20,204	61,816	60,520
Percentage rent	1,086	1,153	4,288	4,480
Management and leasing services	338	246	837	1,432
Total revenue	93,755	90,439	280,763	269,653
COSTS AND EXPENSES:
Property operating	12,832	13,311	39,013	38,767
Real estate taxes	11,368	11,100	33,197	32,207
Depreciation and amortization	24,319	25,385	77,863	68,973
General and administrative	9,057	9,207	26,431	26,364
Total costs and expenses	57,576	59,003	176,504	166,311
INCOME BEFORE OTHER INCOME AND EXPENSE AND INCOME TAXES	36,179	31,436	104,259	103,342
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures	736	2,435	2,109	4,433
Other income	6	226	870	5,864
Interest expense	(11,491)	(13,453)	(36,820)	(42,043)
Gain on sale of operating properties	48	614	3,693	3,952
Loss on extinguishment of debt	(9,436)	—	(14,650)	(2,563)
Impairment losses	(3,121)	(2,417)	(3,121)	(13,924)
INCOME BEFORE INCOME TAXES	12,921	18,841	56,340	59,061
Income tax (provision) benefit of taxable REIT subsidiaries	(360)	618	(1,131)	467
NET INCOME	12,561	19,459	55,209	59,528
Net income attributable to noncontrolling interests	—	(2,498)	—	(7,507)
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$12,561	$16,961	$55,209	$52,021

EARNINGS PER COMMON SHARE
Basic	$0.09	$0.13	$0.39	$0.41
Diluted	$0.09	$0.13	$0.39	$0.40

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	143,773	129,013	141,726	127,590
Diluted	144,106	129,146	142,537	127,774

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.22	$0.66	$0.66

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One, Inc. to FFO and to Core FFO
The following table reflects the reconciliation of net income attributable to Equity One, Inc., the most directly comparable GAAP measure, to FFO and to Core FFO for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
Net income attributable to Equity One, Inc.	$12,561	$16,961	$55,209	$52,021
Real estate depreciation and amortization, net of noncontrolling interest	24,032	25,070	76,963	68,020
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	851	944	2,620	3,004
Gain on disposal of depreciable real estate (1)	(48)	(614)	(3,693)	(3,952)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (2)	—	(1,527)	—	(7,025)
Impairments of depreciable real estate	2,454	—	2,454	11,307
Tax effect of adjustments	—	77	—	(169)
FFO	39,850	40,911	133,553	123,206
Earnings attributed to noncontrolling interest (3)	—	2,498	—	7,496
FFO Available to Diluted Common Stockholders	39,850	43,409	133,553	130,702
Transaction costs (4)	184	689	1,423	1,660
Impairment of goodwill, land and joint venture investments	667	2,417	667	2,617
Reorganization and severance adjustments (5)	22	153	196	580
Loss on extinguishment of debt	9,436	—	14,650	2,563
Tax effect of adjustments	—	(918)	(70)	(918)
Core FFO Available to Diluted Common Stockholders	$50,159	$45,750	$150,419	$137,204

FFO per Diluted Common Share	$0.28	$0.31	$0.94	$0.94
Core FFO per Diluted Common Share	$0.35	$0.33	$1.06	$0.99
Weighted average diluted shares (6)	144,106	140,505	142,537	139,132
__________________________________________

(1)	Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to GRI-EQY I, LLC (the "GRI JV") for the nine months ended September 30, 2015.

(2)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the nine months ended September 30, 2015.

(3)
Represents earnings attributed to convertible units held by Liberty International Holdings Limited ("LIH") for the three and nine months ended September 30, 2015. Although these convertible units are excluded from the calculation of earnings per diluted share for the three and nine months ended September 30, 2015, FFO available to diluted common stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(4)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during the nine months ended September 30, 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering.

(5)
For the three and nine months ended September 30, 2016, represents severance expenses. For the three and nine months ended September 30, 2015, primarily includes costs associated with the company's executive transition and severance expenses.

(6)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for the three and nine months ended September 30, 2015 is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for the three and nine months ended September 30, 2015 for GAAP purposes because their inclusion was anti-dilutive.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One, Inc. to Same-Property NOI
The following table reflects the reconciliation of net income attributable to Equity One, Inc., the most directly comparable GAAP measure, to same-property NOI for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(dollars in thousands)
Net income attributable to Equity One, Inc.	$12,561	$16,961	$55,209	$52,021
Net income attributable to noncontrolling interests	—	2,498	—	7,507
Income tax provision of taxable REIT subsidiaries	360	(618)	1,131	(467)
Income before income taxes	12,921	18,841	56,340	59,061
Less:
Management and leasing services income	338	246	837	1,432
Equity in income of unconsolidated joint ventures	736	2,435	2,109	4,433
Gain on sale of operating properties	48	614	3,693	3,952
Other income	6	226	870	5,864
Add:
Depreciation and amortization expense	24,319	25,385	77,863	68,973
General and administrative expense	9,057	9,207	26,431	26,364
Interest expense	11,491	13,453	36,820	42,043
Loss on extinguishment of debt	9,436	—	14,650	2,563
Impairment losses	3,121	2,417	3,121	13,924
Total NOI	69,217	65,782	207,716	197,247
Straight-line rent	(1,170)	(1,101)	(3,773)	(3,511)
Accretion of below-market lease intangibles, net	(3,551)	(3,399)	(9,797)	(10,288)
Intercompany management fees	(2,979)	(2,843)	(8,918)	(8,429)
Amortization of lease incentives	289	262	927	772
Amortization of below-market ground lease intangibles	188	152	540	450
Total Cash NOI	61,994	58,853	186,695	176,241
Other non same-property NOI	(1,585)	(1,589)	(8,721)	(6,772)
Adjustments (1)	66	328	15	(444)
Same-property NOI including redevelopments (2)	60,475	57,592	177,989	169,025
Redevelopment property NOI	(10,507)	(9,357)	(31,452)	(28,653)
Same-property NOI (2)	$49,968	$48,235	$146,537	$140,372

Growth in same-property NOI	3.6%		4.4%
Number of properties (3)	94		89

Growth in same-property NOI including redevelopments	5.0%		5.3%
Number of properties (4)	106		102
_______________

(1)
Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

(2)
Included in same-property NOI for the nine months ended September 30, 2016 is $366,500 in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

(3)
The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.

(4)
The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

EQUITY ONE, INC.
DISCLOSURES
September 30, 2016

Forward Looking Statements
Certain information contained in this Supplemental Information Package constitutes forward-looking statements within the meaning of the federal securities laws. Although Equity One, Inc. (the "company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which the company owns properties; the continuing financial success of the company’s current and prospective tenants; the risks that the company may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the extent to which continuing supply constraints occur in geographic markets where the company owns properties; the success of the company's efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of the company to successfully integrate the operations and systems of acquired companies and properties; changes in the company’s credit ratings; and other risks, which are described in the company’s filings with the Securities and Exchange Commission.
Basis of Presentation
The information contained in the Supplemental Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information. The company’s Form 10-K should be read in conjunction with this Supplemental Information Package. The results of operations of any property acquired are included in the company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Information Package.
Use of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations and Net Operating Income as Non-GAAP Financial Measures
EBITDA is a widely used non-GAAP performance measure. The company also presents EDITDA, as adjusted, to account for items it does not believe are representative of ongoing operating results, which it refers to as Adjusted EBITDA. Adjusted EBITDA is provided as a supplemental measure of operating performance. Given the nature of the company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization. Accordingly, the company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios provides a meaningful performance measure as it relates to the company's ability to meet various coverage tests for the stated periods.
EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the company’s financial performance.
The company believes Funds from Operations ("FFO") (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The company also believes that Core FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The company makes certain adjustments to FFO, which it refers to as Core FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and other financing and investing activities, impairment of goodwill, land and joint venture investments, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company believes that the presentation of comparable period operating results generated from its FFO and Core FFO measures provides financial analysts, investors and stockholders with more complete information regarding the company's performance than they would have without the presentation of this information.
The company uses Net Operating Income ("NOI") and Cash NOI, which are non-GAAP financial measures, internally as performance measures and believes that they provide useful information to investors regarding the company’s financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level and when compared across periods, reflect the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. The company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
The company's method of calculating FFO, Core FFO, NOI, Cash NOI and same-property NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Core FFO, NOI, Cash NOI and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Core FFO, NOI, Cash NOI nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income attributable to Equity One, Inc. (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One, Inc. is the most directly comparable GAAP measure to FFO, Core FFO, NOI, Cash NOI and same-property NOI. Additionally, the company presents General and Administrative Expense ("G&A"), as adjusted, to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs that it does not believe are representative of ongoing operations, which it refers to as Adjusted G&A. Reconciliations of these measures to their respective comparable GAAP measures are provided in the accompanying tables and appendices.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
September 30, 2016 (unaudited)
(Summary Financial Results in thousands, except per share data)

	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Summary Financial Results
Total revenue	$93,755	$92,531	$94,477	$90,500	$90,439
Total NOI (see page 19)*	$69,217	$68,695	$69,804	$67,489	$65,782
General & administrative expenses (G&A)	$9,057	$8,663	$8,711	$9,913	$9,207
Adjusted G&A* (1)	$8,851	$7,833	$8,128	$8,783	$8,365
EBITDA (see page 20)	$48,731	$61,781	$60,511	$52,853	$57,679
Adjusted EBITDA (see page 20)	$61,446	$61,881	$63,393	$60,144	$58,797
Net income attributable to Equity One, Inc.	$12,561	$21,582	$21,066	$13,432	$16,961
Earnings per diluted share	$0.09	$0.15	$0.15	$0.10	$0.13
Funds from operations available to diluted common stockholders (FFO) (see page 10)*	$39,850	$48,657	$45,046	$40,136	$43,409
FFO per diluted common share (see page 10)*	$0.28	$0.34	$0.32	$0.29	$0.31
Core FFO (see page 10)*	$50,159	$49,600	$50,660	$47,251	$45,750
Core FFO per diluted common share (see page 10)*	$0.35	$0.35	$0.36	$0.34	$0.33
Total dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Weighted average diluted shares used in EPS computations	144,106	142,227	141,253	129,301	129,146
Weighted average diluted shares used in FFO computations (2)	144,106	142,227	141,253	140,659	140,505
Summary Operating and Financial Ratios
Total retail portfolio property count	111	111	112	115	113
Total retail portfolio gross leasable area (GLA) (in thousands)	14,801	14,807	14,859	15,051	15,011
Total retail portfolio average base rent (ABR)	$20.13	$20.09	$20.02	$19.48	$19.24
Total retail portfolio percent leased excluding developments and redevelopments	95.4%	96.3%	96.2%	96.0%	95.6%
Same-property - QTD NOI pool percent commenced	95.1%	95.3%	95.2%	95.0%	94.6%
Net income attributable to Equity One, Inc. growth	(25.9)%	(20.2)%	163.1%	99.7%	(7.4)%
Same-property NOI growth - cash basis (see page 19)*	3.6%	4.5%	5.6%	3.3%	4.7%
Same-property NOI growth - cash basis, including redevelopments (see page 19)*	5.0%	6.1%	5.2%	3.5%	4.4%
NOI margin (see page 19)*	74.1%	74.4%	74.1%	74.9%	72.9%
Expense recovery ratio	85.7%	85.7%	85.4%	89.6%	82.8%
New leases, renewals and options rent spread - cash basis (see page 24) (3)	12.2%	7.0%	28.8%	8.7%	10.8%
New leases rent spread - cash basis (see page 24)	19.2%	6.4%	15.0%	11.2%	6.3%
Renewals and options rent spread - cash basis (see page 24) (3)	11.1%	7.3%	31.1%	7.9%	11.9%
G&A to total revenue	9.7%	9.4%	9.2%	11.0%	10.2%
Adjusted G&A to total revenue* (1)	9.4%	8.5%	8.6%	9.7%	9.2%
Adjusted EBITDA to fixed charges (see page 20)	4.7	4.4	4.4	4.0	3.9
Net debt to Adjusted EBITDA (see page 20)	5.2	5.4	5.3	5.6	5.3

See footnotes on following page.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
September 30, 2016 (unaudited)

Footnotes for Summary Financial Results and Ratios

Note: Prior periods are presented as previously reported and are not adjusted for the current same-property pool or changes resulting from subsequent dispositions.
* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1)
Adjusted G&A reflects adjustments to G&A to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs (see Appendix).

(2)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for all the quarters of 2015 are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for all the quarters of 2015 for GAAP purposes because their inclusion was anti-dilutive. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(3)
Excluding an anchor lease renewal at Westwood Complex during the first quarter of 2016, the company had rent spreads from new leases, renewals and options and renewals and options of 11.2% and 10.6%, respectively.

EQUITY ONE, INC.
2016 GUIDANCE
September 30, 2016 (unaudited)

The company is revising its 2016 estimated net income attributable to Equity One, Inc. guidance from $0.58 to $0.62 per diluted share to $0.52 to $0.54 per diluted share. The Company is also revising its 2016 estimated FFO guidance from $1.26 to $1.30 per diluted share to $1.23 to $1.25 per diluted share, and its 2016 estimated Core FFO guidance from $1.36 to $1.40 per diluted share to $1.38 to $1.40 per diluted share. Core FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.50% to 4.25%

•	Year-end 2016 same-property occupancy between 96.0% and 96.5% and shop occupancy above 90.0%

•	Adjusted general and administrative expense (1) of $33.0 million to $35.0 million

•	Interest expense of $49.0 million to $50.0 million, including amortization of deferred financing costs and premium/discount on notes payable

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated net income per diluted share attributable to Equity One, Inc. to estimated FFO and Core FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (2)
	Low	High
Estimated net income attributable to Equity One, Inc. per diluted share	$0.52	$0.54
Adjustments:
Real estate depreciation and amortization including pro rata share of joint ventures	0.72	0.72
Gain on disposal of depreciable real estate	(0.03)	(0.03)
Impairment of depreciable real estate	0.02	0.02

Estimated FFO per diluted share	1.23	1.25

Transaction costs, debt extinguishment and other	0.15	0.15
Estimated Core FFO per diluted share	$1.38	$1.40

(1)
Adjusted general and administrative expense reflects adjustments to general and administrative expense to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs.

(2)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
September 30, 2016 (unaudited)
(in thousands)

For the quarter ended September 30, 2016			Other assets
Total NOI (see page 11)	$69,217		Cash and cash equivalents (see page 8)	$19,046	(5)
Less:			Accounts and other receivables, net (see page 8)	12,342
Straight-line rent (see page 11)	(1,170)		Land (see page 37)	22,226
Accretion of below-market lease intangibles, net (see page 11)	(3,551)		Prepaid expenses and other assets	25,807	(6)
Amortization of lease incentives (see page 11)	289		Book value of construction in progress	90,559	(7)
Amortization of below-market ground lease intangibles (see page 11)	188		Under-earning properties at book value (2)	266,996	(8)
	64,973		Other assets	$436,976
Adjustments to normalize cash NOI:
Add pro rata cash net operating income from unconsolidated joint ventures (see page 44) (9)	2,020		Certain Liabilities
Partial quarter adjustments and other adjustments to normalize NOI, net	200	(1)	Mortgage loans (see page 42)	$257,224
Adjustment to exclude under-earning properties from net operating income (2)	(1,628)	(3)	Senior notes (see page 42)	500,000
Net adjustments	592		Term loans (see page 43)	475,000
			Revolving credit facility (see page 43)	65,000
	$65,565		Pro rata share of debt from unconsolidated joint ventures (see page 46) (9)	43,434
			Prepaid rent (see page 21)	10,279
Unconsolidated joint venture fees			Accounts payable and other (see page 21)	73,920
Management and leasing services income (see page 9)	$338	(4)	Certain liabilities	$1,424,857

			Other Information
			Fully diluted common shares (page 18)	145,195

See footnotes on following page.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
September 30, 2016 (unaudited)

Footnotes for Components of Net Asset Value

(1)	Pro forma adjustment for the impact of acquisitions, dispositions, seasonality of percentage rents and other material unusual items.

(2)	Under-earning properties are properties with redevelopment or retenanting plans which are not generating earnings at a level expected in the long-run following redevelopment or retananting activities.

(3)
Cash NOI of under-earning properties which are included at gross book value in other assets. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), The Village Center, The Collection at Harvard, North Bay Village, Medford, and Walmart at Norwalk.

(4)	Includes management and leasing fees for the quarter from the company's joint ventures.

(5)	Includes restricted cash and cash held in escrow.

(6)	Includes prepaid expenses and other receivables, deposits and mortgage escrows, and furniture, fixtures and equipment (net).

(7)
Book value of total balance sheet construction in progress ("CIP") less book value of CIP for Medford, The Village Center and North Bay Village since these properties are included in the under-earning properties at book value.

(8)
Book value of under-earning properties for which cash NOI has been removed from normalized cash NOI. Includes Westwood Complex (six parcels excluding Westwood Shopping Center), The Village Center, The Collection at Harvard, North Bay Village, Medford, and Walmart at Norwalk.

(9)
Represents the company’s pro-rata share of the respective financial measure. These measures are calculated by multiplying the company’s stated ownership percentage in each investee by the applicable financial measure derived from the investee’s underlying financial statements. The company does not control these unconsolidated investees, and the inclusion of these measures with the company’s consolidated financial measures may not accurately depict the legal and economic implications of holding a noncontrolling interest in the applicable investee.

EQUITY ONE, INC.
MARKET CAPITALIZATION
September 30, 2016 (unaudited)
(dollars in thousands)

	September 30, 2016	December 31, 2015	December 31, 2014
Closing market price of common stock	$30.61	$27.15	$25.36
Common stock shares
Basic common shares	144,759.701	129,106.345	124,281.204
Diluted common shares
Unvested restricted common shares (treasury method, closing price)	189.847	143.141	154.213
Common stock options (treasury method, closing price)	34.146	127.186	126.078
Long term incentive plan performance awards (treasury method, closing price)	211.131	114.647	66.820
Convertible CapCo Partnership Units (1)	—	11,357.837	11,357.837
Diluted common shares	145,194.825	140,849.156	135,986.152

Equity market capitalization	$4,444,414	$3,824,055	$3,448,609

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,297,224	$1,371,430	$1,329,914
Cash and cash equivalents (2)	(19,046)	(21,603)	(27,719)
Net debt	$1,278,178	$1,349,827	$1,302,195

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,297,224	$1,371,430	$1,329,914
Equity market capitalization	4,444,414	3,824,055	3,448,609
Total market capitalization	$5,741,638	$5,195,485	$4,778,523

Net debt to total market capitalization at applicable market price	22.3%	26.0%	27.3%

Gross real estate investments (3)	$3,574,607	$3,509,335	$3,289,953

Net debt to gross real estate investments	35.8%	38.5%	39.6%

(1)
In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

(2)	Includes restricted cash and cash held in escrow.

(3)	Includes the gross value of properties held for sale.

EQUITY ONE, INC.
NET OPERATING INCOME
September 30, 2016 (unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2016	2015		2016	2015
Minimum rent	$71,599	$68,836		$213,822	$203,221
Expense recoveries	20,732	20,204		61,816	60,520
Percentage rent	1,086	1,153		4,288	4,480
Total rental revenue	93,417	90,193	3.6%	279,926	268,221	4.4%

Less: Property operating expenses	12,832	13,311	(3.6%)	39,013	38,767	0.6%
Real estate tax expense	11,368	11,100	2.4%	33,197	32,207	3.1%
Total NOI* (1)	$69,217	$65,782	5.2%	$207,716	$197,247	5.3%

NOI margin (NOI / Total rental revenue)	74.1%	72.9%		74.2%	73.5%

Same-property NOI* (2)
Minimum rent	$53,868	$51,687		$156,979	$148,926
Expense recoveries	16,859	16,424		49,237	47,157
Percentage rent	527	501		2,375	2,566
Total rental revenue	71,254	68,612	3.9%	208,591	198,649	5.0%

Property operating expenses (3)	$11,224	$10,527		32,265	30,900
Real estate tax expense	9,379	9,177		26,729	25,327
Non-recoverable operating expenses	439	431		1,298	1,107
Bad debt expense	244	242		1,762	943
Total property operating expenses	21,286	20,377	4.5%	62,054	58,277	6.5%
Same-property NOI* (4)	49,968	48,235	3.6%	146,537	140,372	4.4%
Redevelopment property NOI	10,507	9,357	12.3%	31,452	28,653	9.8%
Same-property NOI including redevelopments* (4)	$60,475	$57,592	5.0%	$177,989	$169,025	5.3%

* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1) Includes straight-line rent, accretion of below-market lease intangibles (net), amortization of lease incentives and amortization of below-market ground lease intangibles. Does not include intercompany management fees as they are eliminated in consolidation.
(2) Excludes the effects of straight-line rent, above/below-market rents, lease termination revenue and expense, common area maintenance costs and real estate taxes related to a prior period, revenue and expense associated with outparcels sold, settlement of tenant disputes or other similar matters that affect the comparability of the same-property results, if any.
(3) Property operating expenses include intercompany management fees that are eliminated in the presentation of the company's consolidated results.
(4) Included in same-property NOI for the nine months ended September 30, 2016 is $366,500 in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

EQUITY ONE, INC.
EBITDA AND ADJUSTED EBITDA
September 30, 2016 (unaudited)
(dollars in thousands)

						Nine Months Ended September 30,
	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2016	2015
Net income	$12,561	$21,582	$21,066	$15,939	$19,459	$55,209	$59,528
Depreciation and amortization expense	24,319	27,387	26,157	24,024	25,385	77,863	68,973
Interest expense (1)	11,491	12,481	12,848	13,279	13,453	36,820	42,043
Income tax provision (benefit) of taxable REIT subsidiaries	360	331	440	(389)	(618)	1,131	(467)
EBITDA	48,731	61,781	60,511	52,853	57,679	171,023	170,077
Loss on extinguishment of debt	9,436	183	5,031	4,735	—	14,650	2,563
Transaction costs (2)	184	773	466	1,073	689	1,423	1,660
Reorganization and severance adjustments (3)	22	57	117	57	153	196	580
Impairment losses	3,121	—	—	2,829	2,417	3,121	13,924
Gain on sale of operating properties	(48)	(913)	(2,732)	—	(614)	(3,693)	(683)
Gain on sale of joint venture property (4) (5)	—	—	—	(1,403)	(1,527)	—	(4,796)
Gain from fair value adjustment of equity interest in joint venture (4)	—	—	—	—	—	—	(5,498)
Adjusted EBITDA	$61,446	$61,881	$63,393	$60,144	$58,797	$186,720	$177,827
Interest expense (1)	$11,491	$12,481	$12,848	$13,279	$13,453	$36,820	$42,043
Adjusted EBITDA to interest expense	5.3	5.0	4.9	4.5	4.4	5.1	4.2
Fixed charges
Interest expense (1)	$11,491	$12,481	$12,848	$13,279	$13,453	$36,820	$42,043
Scheduled principal amortization (6)	1,526	1,550	1,694	1,691	1,655	4,770	5,107
Total fixed charges	$13,017	$14,031	$14,542	$14,970	$15,108	$41,590	$47,150
Adjusted EBITDA to fixed charges	4.7	4.4	4.4	4.0	3.9	4.5	3.8
Net Debt to Adjusted EBITDA (7)	5.2	5.4	5.3	5.6	5.3	5.1	5.3

(1)	Interest expense includes amortization of deferred financing costs and premium on notes payable.

(2)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during 1Q 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 includes $773,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program and affiliate public offerings.

(3)
For all the 2016 periods presented, represents severance expenses. For all the 2015 periods presented, primarily includes costs associated with the company's executive transition and severance expenses.

(4)
In 2015, the company entered into an agreement with Global Retail Investors, LLC, its joint venture partner, to redeem its interest in the GRI JV. During the nine months ended September 30, 2015, the company recognized a gain of $3.3 million from the deferred gain associated with the past disposition of assets by the company to the joint venture which is included in gain on sale of operating properties in its condensed consolidated statement of income, and the company recognized a gain of $5.5 million, which is included in other income in its condensed consolidated statement of income, from the remeasurement of the fair value of its equity interest in the joint venture.

(5)
During 2015, two properties held by G&I South Florida Portfolio, LLC, a joint venture, were sold for a total of $51.4 million. In connection with the sales, the joint venture recognized a total gain on sale of $14.6 million, of which the company's proportionate share was $1.4 million during 4Q 2015 and $1.5 million during 3Q 2015, which are included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statements of income.

(6)	Excludes balloon payments upon maturity.

(7)	Adjusted EBITDA is annualized.

EQUITY ONE, INC.
ADDITIONAL INFORMATION
September 30, 2016 (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Certain non-cash items:
Accretion of below-market lease intangibles, net	$3,551	$3,399	$9,797	$10,288
Amortization of lease incentives	289	262	927	772
Share-based compensation expense	1,527	1,291	4,373	3,846
Straight-line rent	1,170	1,101	3,773	3,511
Capitalized interest	630	1,239	1,877	3,702
Amortization of deferred financing costs and premium/discount on notes payable, net	500	261	1,417	658

Capital expenditures: (1)
Tenant improvements, allowances and landlord costs	$2,264	$2,584	$6,036	$7,251
Maintenance capital expenditures	1,699	1,069	3,551	3,922
Leasing commissions and costs	1,713	1,643	4,997	5,338
Developments	64	3,977	671	13,380
Redevelopments	27,587	5,448	50,591	18,693
Tactical capital improvements	3,077	4,393	12,273	15,815
Total capital expenditures	$36,404	$19,114	$78,119	$64,399

			September 30, 2016	December 31, 2015
Other assets:
Lease intangible assets, net			$95,246	$101,010
Leasing commissions, net			42,640	41,211
Prepaid expenses and other receivables			15,582	13,074
Straight-line rent receivables, net			32,525	28,910
Deposits and mortgage escrows			7,725	7,980
Deferred financing costs, net			6,003	3,419
Furniture, fixtures and equipment, net			2,500	3,255
Fair value of interest rate swaps			—	835
Deferred tax asset			3,797	3,924
Total other assets			$206,018	$203,618

Accounts payable and other liabilities:
Lease intangible liabilities, net			$154,340	$159,665
Prepaid rent			10,279	9,361
Fair value of interest rate swaps			3,962	1,991
Accounts payable and other			73,920	54,737
Total accounts payable and other liabilities			$242,501	$225,754

Cash and Maximum Available Under Lines of Credit as of 9/30/16:
Cash and cash equivalents - unrestricted			$18,796
Available under lines of credit			850,000
Total Available Funds			$868,796

(1) Capital expenditures are presented on an accrual basis.

EQUITY ONE, INC.
PORTFOLIO STATISTICS
September 30, 2016 (unaudited)

	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Number of Properties
Total retail portfolio excluding developments and redevelopments (1)	98	97	98	102	99
Same-property portfolio - QTD NOI pool (2) (3)	94	89	91	95	94
Same-property portfolio - YTD NOI pool (2) (3)	89	89	91	93	93
Same-property portfolio - QTD including redevelopments (3) (4)	106	102	104	107	107
Total retail portfolio (5)	111	111	112	115	113
GLA (in thousands)
Total retail portfolio excluding developments and redevelopments (1)	11,996	11,868	11,905	12,279	12,142
Total retail portfolio excluding developments and redevelopments - anchors (1) (6)	7,964	7,883	7,870	8,138	8,055
Total retail portfolio excluding developments and redevelopments - shops (1)	4,032	3,985	4,036	4,141	4,087
Same-property portfolio - QTD NOI pool (2) (3)	11,768	11,285	11,464	11,838	11,739
Same-property portfolio - YTD NOI pool (2) (3)	11,282	11,285	11,464	11,489	11,482
Total retail portfolio (5)	14,801	14,807	14,859	15,051	15,011
ABR
Total retail portfolio (5)	$20.13	$20.09	$20.02	$19.48	$19.24
Total retail portfolio - anchors (5) (6)	$15.71	$15.78	$15.78	$15.21	$15.03
Total retail portfolio - shops (5)	$29.74	$29.53	$29.28	$28.86	$28.61
Total retail portfolio excluding developments and redevelopments (1)	$19.41	$19.43	$19.41	$18.78	$18.48
Percent Leased
Total retail portfolio excluding developments and redevelopments (1)	95.4%	96.3%	96.2%	96.0%	95.6%
Total retail portfolio excluding developments and redevelopments - anchors (1) (6)	98.3%	99.4%	99.7%	99.6%	99.6%
Total retail portfolio excluding developments and redevelopments - shops (1)	89.8%	90.3%	89.4%	88.7%	87.6%
Same-property portfolio - QTD NOI pool (2) (3)	95.3%	96.3%	96.3%	95.9%	95.5%
Same-property portfolio - YTD NOI pool (2) (3)	95.4%	96.3%	96.3%	96.0%	95.6%
Total retail portfolio (5)	94.5%	95.0%	94.7%	94.4%	94.0%
Percent Commenced (7)
Same-property - QTD NOI pool (2) (3)	95.1%	95.3%	95.2%	95.0%	94.6%
Same-property - YTD NOI pool (2) (3)	95.2%	95.3%	95.2%	95.0%	94.4%
Same-Property NOI Growth
Same-property - QTD NOI* (2) (3)	3.6%	4.5%	5.6%	3.3%	4.7%
Same-property - QTD including redevelopments* (3) (4)	5.0%	6.1%	5.2%	3.5%	4.4%

* See appendices for reconciliations of these measures to their respective comparable GAAP measures.

(1) Includes consolidated retail assets regardless of acquisition date, but excludes development, redevelopment and non-retail properties.
(2) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and excludes developments, redevelopments and non-retail properties.
(3) Prior periods are presented as previously reported and are not adjusted for the current same-property pool.
(4) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and includes redevelopments.
(5) Includes consolidated retail assets, including developments and redevelopments, and excludes non-retail properties.
(6) Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
(7) Excludes leases that are signed but have not commenced.

EQUITY ONE, INC.
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
CONSOLIDATED PROPERTIES
September 30, 2016 (unaudited)

Tenant	Number of Stores	Credit Rating Moody’s/S&P (1)	Square Feet	% of Total Square Feet	ABR	% of Total ABR	ABR per Square Foot	Average Remaining Term of ABR (2)
Top twenty-five tenants
Albertsons / Shaw's / Star Market / Safeway / Vons	8	B1 / B+	480,825	3.2%	$9,603,995	3.5%	$19.97	6.1
Publix	25	N/A	1,062,166	7.2%	8,805,340	3.2%	8.29	6.8
Bed Bath & Beyond / Cost Plus World Market / Buy Buy Baby	15	Baa1 / BBB+	428,021	2.9%	6,847,294	2.5%	16.00	6.3
TJ Maxx / Homegoods / Marshalls	13	A2 / A+	360,239	2.4%	6,780,059	2.5%	18.82	6.2
L.A. Fitness	8	B2 / B+	356,609	2.4%	6,736,810	2.4%	18.89	7.6
Stop & Shop	2	Baa2 / BBB	121,683	0.8%	4,676,055	1.7%	38.43	12.0
Barney's New York	1	N/A	56,870	0.4%	4,500,000	1.6%	79.13	19.4
The Gap / Old Navy	7	Baa2 / BB+	115,187	0.8%	3,833,331	1.4%	33.28	5.7
CVS Pharmacy	11	Baa1 / BBB+	139,899	0.9%	3,768,195	1.4%	26.94	8.1
Costco	1	A1 / A+	148,295	1.0%	3,170,907	1.1%	21.38	2.9
Staples	7	Baa2 / BBB-	136,862	0.9%	2,761,164	1.0%	20.17	2.4
Food Emporium	1	N/A	25,350	0.2%	2,708,800	1.0%	106.86	6.6
Trader Joe's	6	N/A	73,051	0.5%	2,567,685	0.9%	35.15	6.8
Walmart	4	Aa2 / AA	342,618	2.3%	2,393,780	0.9%	6.99	5.8
Winn Dixie	7	N/A	351,439	2.4%	2,283,417	0.8%	6.50	2.9
The Container Store	2	B2 / B	49,661	0.3%	2,281,939	0.8%	45.95	8.3
Office Depot / Office Max	7	B1 / B-	172,909	1.2%	2,269,164	0.8%	13.12	3.3
Dick's Sporting Goods	1	N/A	83,777	0.6%	2,246,886	0.8%	26.82	8.3
Walgreens	7	Baa2 / BBB	112,023	0.8%	2,214,083	0.8%	19.76	13.2
Home Depot	2	A2 / A	205,822	1.4%	2,152,944	0.8%	10.46	4.4
Goodwill	13	N/A	112,575	0.8%	2,071,110	0.7%	18.40	7.6
Nordstrom	2	Baa1 / BBB+	75,418	0.5%	1,996,750	0.7%	26.48	4.9
Saks Off Fifth	2	N/A	58,358	0.4%	1,992,133	0.7%	34.14	8.9
Target	1	A2 / A	160,346	1.1%	1,924,152	0.7%	12.00	1.8
Academy Sports	3	B2 / N/A	195,323	1.3%	1,911,831	0.7%	9.79	10.1

Total top twenty-five tenants	156		5,425,326	36.7%	$92,497,824	33.4%	$17.05	7.3

Note: The above schedule includes properties under development/redevelopment and excludes non-retail properties and properties held in unconsolidated joint ventures. The above schedule also includes two stores which have been subleased (see Property Status Report on pages 27 - 35).

(1)	Ratings as of September 30, 2016. Source: Moody’s/S&P.

(2)	In years, excluding future tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent.

EQUITY ONE, INC.
RECENT LEASING ACTIVITY
September 30, 2016 (unaudited)

	Number of Leases Signed	Sq. Ft.	Prior Rent PSF (1)	New Rent PSF (1)	Rent Spread	TIs & Landlord Costs PSF (2)	Weighted Avg Term (3)
Same-Space Total Leases
3Q 2016	98	405,306	$20.43	$22.91	12.2%	$1.99	5.7
2Q 2016	104	450,334	$21.59	$23.10	7.0%	$6.96	6.8
1Q 2016 (4)	85	642,712	$13.52	$17.41	28.8%	$1.99	7.9
4Q 2015	87	552,521	$12.58	$13.67	8.7%	$2.98	5.3
3Q 2015	87	361,055	$15.77	$17.48	10.8%	$2.47	5.1
Same-Space New Leases (5)
3Q 2016	26	47,590	$23.13	$27.57	19.2%	$16.86	7.5
2Q 2016	27	147,066	$23.01	$24.49	6.4%	$15.09	9.6
1Q 2016	24	56,569	$21.91	$25.19	15.0%	$18.27	6.3
4Q 2015	35	72,405	$23.18	$25.79	11.2%	$19.85	7.2
3Q 2015	30	50,464	$21.46	$22.81	6.3%	$17.13	5.6
Same-Space Renewals & Options
3Q 2016 (6)	72	357,716	$20.07	$22.29	11.1%	$0.01	5.4
2Q 2016	77	303,268	$20.89	$22.42	7.3%	$3.02	5.3
1Q 2016 (4)	61	586,143	$12.71	$16.66	31.1%	$0.42	8.1
4Q 2015	52	480,116	$10.98	$11.85	7.9%	$0.44	4.6
3Q 2015	57	310,591	$14.85	$16.62	11.9%	$0.09	5.0
	Number of Leases Signed	Total Sq. Ft.	Weighted Avg Term (3)
Total Leases - Same-Space and Non-Comparable
3Q 2016	108	437,905	5.9
2Q 2016	120	516,372	7.1
1Q 2016	107	850,312	8.1
4Q 2015	104	626,641	6.1
3Q 2015	111	600,240	7.2

Note: Prior rent and new rent are presented on a “cash basis,” not on a straight-line basis. Excludes unconsolidated joint venture properties and non-retail properties. Prior quarter spreads are shown as reported and are not adjusted for dispositions.
(1) Prior rent per square foot and new rent per square foot is computed on a weighted average basis by lease.
(2) Amount reflects the impact of tenant concessions and work to be performed by the company prior to delivery of the space to the tenant.
(3) In years.
(4) Excluding an anchor lease renewal at Westwood Complex, the company had rent spreads from same-space total leases and same-space renewals and options of 11.2% and 10.6%, respectively. Excluding an anchor lease renewal at Westwood Complex, same space tenant improvements per square foot for total leases and renewals and options were $2.18 and $0.46, respectively.
(5) Rent spreads for new leases reflect same-space leasing where amount of rent paid by prior tenant is available regardless of the amount of time the space has been vacant.
(6) The spread on negotiated renewals, excluding automatic renewal options, was 14.4% for the three months ended September 30, 2016.

EQUITY ONE, INC.
SHOPPING CENTER LEASE EXPIRATION SCHEDULE
September 30, 2016 (unaudited)

	ANCHOR TENANTS (SF >= 10,000)				SHOP TENANTS (SF < 10,000)				TOTAL TENANTS
Year	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square feet	% of Total SF	ABR PSF at Expiration

M-T-M	2	20,817	0.2%	$24.55	87	127,369	3.2%	$27.58	89	148,186	1.2%	$27.15
2016	5	168,998	2.1%	7.07	38	78,937	2.0%	19.53	43	247,935	2.1%	11.04
2017	19	513,882	6.5%	14.62	261	523,238	13.0%	29.16	280	1,037,120	8.6%	21.95
2018	19	563,258	7.1%	11.71	213	500,322	12.4%	28.34	232	1,063,580	8.9%	19.53
2019	30	1,203,023	15.1%	13.05	208	495,860	12.3%	28.00	238	1,698,883	14.2%	17.42
2020	32	973,208	12.2%	12.04	186	455,713	11.3%	28.62	218	1,428,921	11.9%	17.32
2021	30	1,001,260	12.6%	12.46	206	464,165	11.5%	31.37	236	1,465,425	12.2%	18.45
2022	26	865,687	10.9%	16.69	80	217,289	5.4%	34.70	106	1,082,976	9.0%	20.31
2023	19	498,792	6.2%	20.71	61	184,633	4.6%	40.71	80	683,425	5.7%	26.11
2024	12	259,398	3.3%	29.44	45	110,035	2.7%	34.59	57	369,433	3.1%	30.97
2025	17	380,012	4.8%	16.83	54	187,024	4.6%	35.86	71	567,036	4.7%	23.10
Thereafter	41	1,375,973	17.3%	21.60	81	274,881	6.8%	44.56	122	1,650,854	13.8%	25.43
Sub-total / Avg.	252	7,824,308	98.3%	$15.88	1,520	3,619,466	89.8%	$31.44	1,772	11,443,774	95.4%	$20.80
Vacant	6	139,396	1.7%	N/A	211	412,824	10.2%	N/A	217	552,220	4.6%	N/A
Total retail excluding developments and redevelopments / Avg.	258	7,963,704	100.0%	N/A	1,731	4,032,290	100.0%	N/A	1,989	11,995,994	100.0%	N/A

Note: The above schedule excludes properties under development/redevelopment, non-retail properties, properties held in unconsolidated joint ventures and future tenant renewal options.

EQUITY ONE, INC.
ANNUAL BASE RENT OF OPERATING PROPERTIES BY STATE
September 30, 2016 (unaudited)

	Total Retail Portfolio Excluding Developments and Redevelopments			Developments and Redevelopments			Total Retail Portfolio Including Developments and Redevelopments
State	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	% of Annual Base Rent
South Florida	36	4,456,453	$74,169,769	5	573,700	$7,897,983	41	5,030,153	$82,067,752	29.7%
North Florida	15	1,667,791	22,177,965	3	623,102	8,991,341	18	2,290,893	31,169,306	11.3%
Total Florida	51	6,124,244	96,347,734	8	1,196,802	16,889,324	59	7,321,046	113,237,058	41.0%
California	9	1,248,774	31,057,729	2	1,339,716	27,830,340	11	2,588,490	58,888,069	21.3%
New York	6	889,248	32,293,414	2	206,069	9,364,024	8	1,095,317	41,657,438	15.1%
Connecticut	10	1,132,630	20,773,063	—	—	—	10	1,132,630	20,773,063	7.5%
Georgia	7	806,517	14,281,077	—	—	—	7	806,517	14,281,077	5.2%
Massachusetts	6	379,693	10,650,009	1	62,656	54,450	7	442,349	10,704,459	3.9%
Louisiana	5	752,605	7,758,740	—	—	—	5	752,605	7,758,740	2.8%
Maryland	1	225,772	6,061,246	—	—	—	1	225,772	6,061,246	2.2%
North Carolina	3	436,511	2,856,090	—	—	—	3	436,511	2,856,090	1.0%

Total Retail Portfolio	98	11,995,994	$222,079,102	13	2,805,243	$54,138,138	111	14,801,237	$276,217,240	100.0%

Note: The above schedule excludes non-retail properties and properties held in unconsolidated joint ventures.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
FLORIDA
SOUTH FLORIDA
Aventura Square	Aventura	1991	143,250	100.0%	10	—				Babies R Us / Jewelry Exchange / Old Navy / Bed, Bath & Beyond / DSW	$28.91
Bird 107 Plaza (2)	Miami	1962 / 1990	40,101	100.0%	10	—				Walgreens	$18.62
Bird Ludlum	Miami	1988 / 1998	191,993	96.7%	46	4	44,400	Winn-Dixie	12/30/2017	CVS Pharmacy / Goodwill	$21.62
Bluffs Square	Jupiter	1986	123,917	89.7%	25	6	39,795	Publix	10/22/2021	Walgreens	$13.67
Boca Village Square	Boca Raton, FL	1978 / 2014	92,193	96.3%	19	1	36,000	Publix	3/30/2022	CVS Pharmacy	$21.06
Chapel Trail	Pembroke Pines	2007	56,378	100.0%	4	—				LA Fitness	$23.90
Concord Shopping Plaza (3)	Miami	1962 / 1992 / 1993	302,142	99.5%	22	1	78,000	Winn-Dixie	9/30/2019	Home Depot / Big Lots / Dollar Tree / Youfit Health Clubs	$12.44
Coral Reef Shopping Center	Palmetto Bay	1968 / 1990	74,680	98.7%	16	1	25,203	Aldi	8/31/2025	Walgreens	$29.29
Crossroads Square	Pembroke Pines	1973	81,587	98.3%	22	1				CVS Pharmacy / Goodwill / Party City	$19.82
Greenwood	Palm Springs	1982 / 1994	133,438	92.8%	28	6	50,032	Publix	12/5/2019	Beall’s Outlet	$14.74
Hammocks Town Center	Miami	1987 / 1993	183,834	99.6%	37	1	39,795	Publix	6/24/2017	Metro Dade Library / CVS Pharmacy / Youfit Health Clubs / Goodwill	$15.93
Homestead McDonald's (3)	Homestead	2014	3,605	100.0%	1	—					$27.74
Jonathan’s Landing	Jupiter	1997	26,820	100.0%	11	—					$23.35
Lago Mar	Miami	1995	82,613	98.7%	17	1	42,323	Publix	9/13/2020	Youfit Health Clubs	$14.91
Lantana Village	Lantana	1976 / 1999	181,780	91.0%	19	5	39,473	Winn-Dixie	2/15/2021	Kmart	$7.90
Magnolia Shoppes	Fort Lauderdale	1998	114,118	100.0%	17	—				Regal Cinemas / Deal$	$16.62
Pavilion	Naples	1982 / 2001 / 2011	167,745	91.2%	36	6				Paragon Theaters / LA Fitness / Paradise Wine	$19.48
Pine Island	Davie	1999	254,907	93.8%	40	5	39,943	Publix	11/30/2018	Burlington / Staples / Youfit Health Clubs	$14.38
Pine Ridge Square	Coral Springs	1986 / 1998 / 2013	117,744	98.3%	23	1	17,441	The Fresh Market	7/31/2019	Ulta Beauty / Bed, Bath & Beyond / Marshalls	$17.08
Prosperity Centre	Palm Beach Gardens	1993	123,614	100.0%	11	—				Office Depot / CVS Pharmacy / Bed Bath & Beyond / TJ Maxx	$21.16

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Ridge Plaza	Davie	1984 / 1999	155,204	98.2%	20	2				Paragon Theaters / United Collection / Round Up / Goodwill	$13.77
Salerno Village	Stuart	1987	4,800	100.0%	1	—					$14.38
Sawgrass Promenade	Deerfield Beach	1982 / 1998	107,092	93.2%	23	3	36,464	Publix	12/15/2019	Walgreens / Dollar Tree	$12.34
Sheridan Plaza	Hollywood	1973 / 1991	506,295	98.8%	57	3	65,537	Publix	10/9/2021	Ross Dress For Less / Bed Bath & Beyond / LA Fitness / Sunrise Medical Group/ Pet Supplies Plus / Office Depot / Kohl's	$17.35
Shoppes of Oakbrook	Palm Beach Gardens	1974 / 2000 / 2003	200,448	98.0%	26	3	44,400	Publix	11/30/2020	CVS Pharmacy / Duffy's / Tuesday Morning / Bassett Furniture / Stein Mart	$15.77
Shoppes of Silverlakes	Pembroke Pines	1995 / 1997	126,789	96.6%	34	3	47,814	Publix	6/14/2020	Goodwill	$18.00
Shoppes of Sunset (3)	Miami	1979 / 2009	21,784	73.2%	12	2					$25.34
Shoppes of Sunset II (3)	Miami	1980 / 2009	27,676	58.5%	11	6					$21.47
Shops at Skylake	North Miami Beach	1999 / 2005 / 2006	284,382	98.4%	46	3	51,420	Publix	7/31/2019	TJ Maxx / LA Fitness / Goodwill	$20.88
Shops at St. Lucie	Port St. Lucie	2006	27,363	100.0%	11	—					$21.40
Tamarac Town Square	Tamarac	1987	124,585	88.8%	33	6	37,764	Publix	12/15/2019	Dollar Tree / Pivot Education	$12.56
Waterstone	Homestead	2005	61,000	100.0%	9	—	45,600	Publix	7/31/2025		$15.78
West Bird	Miami	1977 / 2000	99,864	100.0%	28	—	37,949	Publix	8/31/2020	CVS Pharmacy	$16.54
West Lake Shopping Center	Miami	1984 / 2000	100,747	96.0%	25	2	46,216	Winn-Dixie	5/22/2021	CVS Pharmacy	$17.97
Westport Plaza	Davie	2002	47,391	96.5%	9	1	27,887	Publix	11/30/2022		$19.54
Young Circle	Hollywood	1962 / 1997	64,574	95.5%	8	1	23,124	Publix	11/30/2021	Walgreens	$15.42
TOTAL SHOPPING CENTERS SOUTH FLORIDA (36)			4,456,453	96.3%	767	74	916,580				$16.79

NORTH FLORIDA
Alafaya Commons (3)	Orlando	1986 / 2015	130,811	88.8%	16	7				Academy Sports / Youfit Health Clubs	$14.54
Alafaya Village	Orlando	1986	38,118	90.3%	14	2					$20.97
Atlantic Village	Atlantic Beach	1984 / 1996 / 2014	104,687	97.0%	27	1				LA Fitness / Pet Supplies Plus	$16.13
Charlotte Square	Port Charlotte	1980	91,143	70.4%	14	11				Walmart	$9.78
Ft. Caroline	Jacksonville	1985 / 1995	77,481	100.0%	7	—	45,500	Winn-Dixie	5/31/2020	Citi Trends / Planet Fitness	$7.36
Glengary Shoppes	Sarasota	1995	92,844	90.6%	5	1				Best Buy / Barnes & Noble	$20.96

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Mandarin Landing	Jacksonville	1976	139,580	95.1%	25	4	50,000	Whole Foods	12/31/2023	Office Depot / Aveda Institute	$16.89
Old Kings Commons	Palm Coast	1988	84,759	99.0%	15	1				Planet Fitness / Staples / Beall's Outlet	$10.12
Ryanwood	Vero Beach	1987	114,876	93.1%	27	5	39,795	Publix	3/23/2022	Beall's Outlet / Harbor Freight Tools	$11.05
South Beach	Jacksonville Beach	1990 / 1991	307,744	98.1%	37	5	12,517	Trader Joe's	1/31/2025	Bed Bath & Beyond / Ross Dress For Less / Stein Mart / Home Depot / Staples	$14.31
South Point Center	Vero Beach	2003	64,790	91.9%	11	4	44,840	Publix	11/30/2023		$16.32
Sunlake	Tampa	2008	97,871	93.2%	21	5	47,000	Publix	12/31/2028		$20.01
Town & Country	Kissimmee	1993	75,181	97.9%	11	1	52,883	Albertsons* (Ross Dress For Less)	10/31/2018		$8.97
Treasure Coast	Vero Beach	1983	133,779	92.9%	19	5	61,450	Publix	7/31/2026	TJ Maxx	$14.19
Unigold Shopping Center	Winter Park	1987	114,127	94.6%	20	4	52,500	Winn-Dixie	4/30/2017	Youfit Health Clubs	$12.55
TOTAL SHOPPING CENTERS NORTH FLORIDA (15)			1,667,791	93.9%	269	56	406,485				$14.22

TOTAL SHOPPING CENTERS FLORIDA (51)			6,124,244	95.7%	1,036	130	1,323,065				$16.44

CALIFORNIA
Circle Center West	Long Beach	1989	64,364	100.0%	16	—				Marshalls	$26.71
Culver Center	Culver City	1950 / 2000	216,646	97.1%	31	2	36,578	Ralph’s	10/31/2020	LA Fitness / Sit N Sleep / Tuesday Morning / Best Buy	$30.45
Marketplace Shopping Center	Davis	1990	111,156	98.0%	22	1	35,018	Safeway	7/31/2019	Petco / CVS Pharmacy	$24.55
Plaza Escuela	Walnut Creek	2002	153,565	89.9%	22	1				Yoga Works / The Container Store / Cheesecake Factory / Forever 21 / Uniqlo	$44.30
Pleasanton Plaza	Pleasanton	1981	163,469	94.6%	20	3				JC Penney / Cost Plus World Market / Design's School of Cosmetology / Office Max	$13.92
Potrero	San Francisco	1968 / 1997	226,642	84.2%	24	3	59,566	Safeway	9/30/2020	24 Hour Fitness / Party City / Petco / Ross Dress For Less	$32.10
Ralph's Circle Center	Long Beach	1983	59,837	100.0%	13	—	35,022	Ralph’s	11/30/2025		$18.05

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Talega Village Center	San Clemente	2007	102,273	100.0%	26	—	46,000	Ralph's	12/31/2027		$20.46
Von’s Circle Center	Long Beach	1972	150,822	98.4%	23	1	51,855	Von’s	7/31/2022	Rite Aid / Ross Dress For Less	$18.10
TOTAL SHOPPING CENTERS CALIFORNIA (9)			1,248,774	94.3%	197	11	264,039				$26.37

NEW YORK
1175 Third Avenue	Manhattan	1995	25,350	100.0%	1	—	25,350	Food Emporium	4/30/2023		$106.86
90-30 Metropolitan	Queens	2007	59,815	100.0%	5	—	12,898	Trader Joe's	1/31/2023	Staples / Michael’s	$30.09
1225-1239 Second Avenue	Manhattan	1964 / 1987	18,426	100.0%	5	—				CVS Pharmacy	$107.12
Clocktower Plaza	Queens	1985 / 1995	78,820	93.6%	7	1	62,668	Stop & Shop	11/30/2030		$47.97
The Gallery at Westbury Plaza	Westbury	2013	312,386	99.5%	32	1	13,004	Trader Joe's	8/31/2022	The Container Store / Famous Footwear / HomeGoods / Nordstrom Rack / Bloomingdale's / Gap Outlet / Saks Fifth Avenue / Old Navy / Bassett Furniture	$45.98
Westbury Plaza	Westbury	1993 / 2004	394,451	89.1%	11	1				Olive Garden / Costco / Marshalls / Walmart/ Thomasville Furniture	$22.71
TOTAL SHOPPING CENTERS NEW YORK (6)			889,248	94.4%	61	3	113,920				$38.46

CONNECTICUT
91 Danbury Road (2)	Ridgefield	1965	4,612	100.0%	3	—					$26.32
Brookside Plaza	Enfield	1985 / 2006	216,566	97.0%	23	3	59,648	Wakefern Food	8/31/2020	Bed Bath & Beyond / Walgreens / Staples / PetSmart	$14.44
Compo Acres	Westport	1960 / 2011	42,754	91.7%	13	2	11,731	Trader Joe’s	2/28/2022		$49.98
Copps Hill	Ridgefield	1979 / 2002	184,528	100.0%	9	—	59,015	Stop & Shop	12/31/2024	Kohl's / Rite Aid	$13.57
Darinor Plaza	Norwalk	1978	153,135	100.0%	14	—				Kohl's / Old Navy / Party City	$17.95
Danbury Green	Danbury	1985 / 2006	123,940	100.0%	11	—	11,850	Trader Joe’s	1/31/2023	Rite Aid / Annie Sez / Staples / DSW / Danbury Hilton Garden Inn	$23.20
Post Road Plaza	Darien	1978	19,704	100.0%	3	—	11,051	Trader Joe's	1/31/2026		$51.36
Southbury Green	Southbury	1979 / 2002	156,128	97.5%	23	2	60,113	ShopRite	7/31/2022	Staples	$22.43
The Village Center	Westport	1969-1973 / 2009-2010	89,041	86.6%	21	5	22,052	The Fresh Market	10/31/2024		$39.24
Walmart at Norwalk (2)	Norwalk	1956 / 2002-2003	142,222	100.0%	1	—				Walmart / Homegoods	$0.56
TOTAL SHOPPING CENTERS CONNECTICUT (10)			1,132,630	97.7%	121	12	235,460				$18.77

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
GEORGIA
BridgeMill	Canton	2000	89,102	91.9%	25	5	37,888	Publix	1/31/2020		$16.62
Buckhead Station	Atlanta	1996	233,817	100.0%	15	—				Bed Bath & Beyond / TJ Maxx / Old Navy / Saks Off Fifth / DSW / Ulta Beauty / Nordstrom Rack / Cost Plus World Market	$22.89
Chastain Square	Atlanta	1981 / 2001	91,637	98.4%	24	2	37,366	Publix	5/31/2024		$20.71
Hampton Oaks	Fairburn	2009	20,842	48.6%	5	6					$11.55
McAlpin Square	Savannah	1979	173,952	96.7%	23	2	43,600	Kroger	8/31/2020	Big Lots / Savannah-Skidaway / Goodwill	$9.19
Piedmont Peachtree Crossing	Atlanta	1978 / 1998	152,239	100.0%	28	—	55,520	Kroger	5/31/2020	Cost Plus World Market / Binders Art Supplies	$20.69
Williamsburg at Dunwoody	Dunwoody	1983	44,928	77.6%	23	5					$25.48
TOTAL SHOPPING CENTERS GEORGIA (7)			806,517	95.6%	143	20	174,374				$18.51

MASSACHUSETTS
Cambridge Star Market	Cambridge	1953 / 1997	66,108	100.0%	1	—	66,108	Star Market	1/2/2026		$37.44
Plymouth Shaw’s Supermarket	Plymouth	1993	59,726	100.0%	1	—	59,726	Shaw's	1/1/2026		$17.58
Quincy Star Market	Quincy	1965 / 1995	100,741	100.0%	1	—	100,741	Star Market	1/2/2021		$21.48
Swampscott Whole Foods	Swampscott	1967 / 2005	35,907	100.0%	1	—	35,907	Whole Foods	1/1/2026		$24.95
Star's at West Roxbury	West Roxbury	1973 / 1995 / 2006	76,161	99.7%	12	1	54,928	Star Market	1/2/2021		$24.57
The Collection at Harvard (2)	Cambridge	1906 / 1908 / 1912	41,050	89.5%	24	9				Urban Outfitters	$59.83
TOTAL SHOPPING CENTERS MASSACHUSETTS (6)			379,693	98.8%	40	10	317,410				$28.39

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
LOUISIANA
Ambassador Row	Lafayette	1980 / 1991	194,678	93.5%	25	1				Big Lots / Chuck E Cheese / Planet Fitness / Jo-Ann Fabric and Craft Stores / Northern Tool + Equipment	$11.68
Ambassador Row Courtyard	Lafayette	1986 / 1991 / 2005	149,642	68.9%	16	8				Bed Bath & Beyond / Tuesday Morning / Cost Plus World Market	$11.92
Bluebonnet Village	Baton Rouge	1983	101,585	94.5%	19	7	33,387	Matherne’s	11/30/2020	Office Depot	$12.70
Elmwood Oaks	Harahan	1989	136,284	100.0%	11	—				Academy Sports / Dollar Tree / Tuesday Morning	$10.12
Siegen Village	Baton Rouge	1988	170,416	98.4%	19	1				Office Depot / Big Lots / Dollar Tree / Planet Fitness / Party City	$10.77
TOTAL SHOPPING CENTERS LOUISIANA (5)			752,605	91.0%	90	17	33,387				$11.33

MARYLAND
Westwood Complex	Bethesda	1958-1960 / 1990 / 2001	225,772	93.0%	37	8	67,356	Giant Foods	10/31/2037	Bowlmor Lanes / CITGO	$28.87
TOTAL SHOPPING CENTERS MARYLAND (1)			225,772	93.0%	37	8	67,356				$28.87

NORTH CAROLINA
Centre Pointe Plaza	Smithfield	1989	159,259	98.1%	21	2				Belk’s / Dollar Tree / Aaron Rents / Burke’s Outlet Stores	$6.52
Riverview Shopping Center	Durham	1973 / 1995	128,498	91.1%	14	2	53,538	Kroger	12/31/2019	Upchurch Drugs / Riverview Galleries	$8.78
Thomasville Commons	Thomasville	1991	148,754	96.7%	12	2	32,000	Ingles	9/30/2017	Kmart	$5.62
TOTAL SHOPPING CENTERS NORTH CAROLINA (3)			436,511	95.6%	47	6	85,538				$6.85

TOTAL RETAIL PORTFOLIO EXCLUDING DEVELOPMENTS AND REDEVELOPMENTS (98)			11,995,994	95.4%	1,772	217	2,614,549				$19.41

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
DEVELOPMENTS AND REDEVELOPMENTS (2)
101 7th Avenue	Manhattan, NY	1930 / 2015	56,870	100.0%	1	—				Barneys New York	$79.13
Boynton Plaza	Boynton Beach, FL	1978 / 1999 / 2015	105,345	95.8%	17	2	53,785	Publix	3/31/2035	CVS Pharmacy	$18.52
Broadway Plaza	Bronx, NY	2014	149,199	87.8%	12	3	18,110	Aldi	9/30/2024	TJ Maxx / Bob's Discount Furniture / Blink Fitness /F21 Red	$37.14
Cashmere Corners	Port St. Lucie, FL	2001 / 2016	85,708	83.7%	14	2				Walmart	$12.42
Countryside Shops	Cooper City, FL	1986 / 1988 / 1991	200,392	97.5%	38	4	39,795	Publix	5/31/2037	Stein Mart	$14.83
Kirkman Shoppes	Orlando, FL	1973 / 2015	114,873	94.1%	22	3				LA Fitness / Walgreens	$22.29
Lake Mary Centre	Lake Mary, FL	1988 / 2001 / 2015	359,525	93.6%	56	11	24,741	The Fresh Market	5/31/2024	Ross Dress For Less / LA Fitness / Office Depot / Academy Sports / Hobby Lobby	$14.73
Medford	Medford, MA	1995	62,656	3.7%	1	1					$23.67
North Bay Village	Miami Beach, FL	1970 / 2000	—	—	—	—					$—
Pablo Plaza	Jacksonville, FL	1974 / 1998 / 2001 / 2008	148,704	85.1%	21	13	34,400	Publix* (Office Depot)	11/30/2018	Marshalls / HomeGoods /PetSmart	$12.82
Point Royale	Miami, FL	1970 / 2000	182,255	89.1%	21	6	45,350	Winn-Dixie	2/15/2020	Burlington / Pasteur Medical	$13.80
Serramonte Center	Daly City, CA	1968	839,711	96.2%	85	13				Macy's / JC Penney / Target / Daiso / Crunch Gym / H&M / Forever 21 / Uniqlo / Dick's Sporting Goods	$27.91
Serramonte Center - Expansion Project	Daly City, CA		246,813	79.4%	8	—				Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack / Ross Dress for Less / Party City / TJ Maxx	$29.84
Willows Shopping Center	Concord, CA	2015	253,192	95.5%	27	4				Claim Jumper Restaurants / UFC Gym / REI / The Jungle Fun / Old Navy / Ulta Beauty / Pier 1 Imports / Cost Plus World Market	$27.28
TOTAL DEVELOPMENTS AND REDEVELOPMENTS (13) (2)			2,805,243	90.5%	323	62	216,181				$23.74	(5)

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF

TOTAL RETAIL PORTFOLIO INCLUDING DEVELOPMENTS AND REDEVELOPMENTS (111)			14,801,237	94.5%	2,095	279	2,830,730				$20.13	(5)

NON-RETAIL PROPERTIES (2)
200 Potrero	San Francisco, CA	1928	30,500	55.1%	1	1				Golden Bear Sportswear
Banco Popular Office Building	Miami, FL	1971	32,737	64.0%	10	9
Westport Office	Westport, CT	1984	4,000	50.0%	6	3
Westwood - Manor Care	Bethesda, MD	1976	41,123	—	—	1
Westwood Towers	Bethesda, MD	1968 / 1997	211,020	100.0%	2	—				Housing Opportunities

TOTAL NON-RETAIL PROPERTIES (5) (2)			319,380	78.5%	19	14

TOTAL EXCLUDING LAND (116)			15,120,617	94.1%	2,114	293	2,830,730

LAND (6) (2)(4)

TOTAL CONSOLIDATED - 122 Properties

EQUITY ONE, INC.
PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

Footnotes for Property Status Report

Note: Total square footage does not include shadow anchor square footage that is not owned by Equity One but does include square footage for ground leases. Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in (  ).

(1)	Expiration date of the current lease term, excluding any renewal options.

(2)
Not included in the same-property NOI pool for the three and nine months ended September 30, 2016. The same-property NOI pool including redevelopments includes all the company's redevelopment properties, but does not include the company's development properties. The only development property as of September 30, 2016 was Broadway Plaza.

(3)
Not included in the same-property NOI pool for the nine months ended September 30, 2016. The same-property NOI pool including redevelopments includes all the company's redevelopment properties, but does not include the company's development properties. The only development property as of September 30, 2016 was Broadway Plaza.

(4)	The total carrying value of land as of September 30, 2016 is $22.2 million.

(5)
ABR per leased SF for total development and redevelopment properties and total retail portfolio including developments and redevelopments is adjusted by removing the square footage attributable to certain anchor tenants at Serramonte Center that pay percentage rent in lieu of minimum rent.

EQUITY ONE, INC.
REAL ESTATE ACQUISITION AND DISPOSITION ACTIVITY
September 30, 2016 (unaudited)
(dollars in thousands)

2016 Acquisition Activity
Date Purchased	Property Name	City	State	Square Feet	Purchase Price
June 30, 2016	Walmart at Norwalk	Norwalk	CT	142,222	$30,000

2016 Disposition Activity
Date Sold	Property Name	City	State	Square Feet	Gross Sales Price
May 11, 2016	Wesley Chapel	Decatur	GA	164,153	$7,094
May 11, 2016	Hairston Center	Decatur	GA	13,000	431
February 18, 2016	Sherwood South	Baton Rouge	LA	77,489	3,000
February 18, 2016	Plaza Acadienne	Eunice	LA	59,419	1,775
February 11, 2016	Beauclerc Village	Jacksonville	FL	68,966	5,525
Total Sold				383,027	$17,825

Note: The above schedules reflect only acquisition and disposition activity related to consolidated properties.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
September 30, 2016 (unaudited)
(dollars in millions)

Project	Location	Project GLA (1)	Total GLA (2)	Anchors	Target Stabilization Date (3)	Estimated Gross Cost (4)	Estimated Net Cost (5)	Incurred as of 9/30/16		Balance to Complete	% Placed in Service (6)	CIP Balance as of 9/30/16 (7)
Active Developments
Broadway Plaza	Bronx, NY	149,199	149,199	TJ Maxx / Bob's Discount Furniture / Aldi / Blink Fitness / F21 Red	2016	$73.8	$73.8	$70.0		$3.8	76%	$0.3
Subtotal		149,199	149,199			73.8	73.8	70.0		3.8	76%	0.3
Active Redevelopments
Cashmere Corners	Port St. Lucie, FL	55,740	85,708	Walmart	2017	1.6	1.6	1.0		0.6	79%	—
Countryside Shops	Cooper City, FL	86,852	200,392	Publix / Ross Dress For Less	2018	16.4	16.4	1.9		14.5	8%	5.1
Lake Mary Centre	Lake Mary, FL	167,764	359,525	Ross Dress For Less / The Fresh Market / Academy Sports / Hobby Lobby	2016 (8)	17.3	17.3	14.5		2.8	67%	4.3
Medford	Medford, MA	TBD	62,656	TBD	TBD	TBD	TBD	0.8		TBD	—	11.0
North Bay Village	Miami Beach, FL	TBD	TBD	TBD	TBD	TBD	TBD	0.6		TBD	—	1.5
Pablo Plaza	Jacksonville, FL	92,076	148,704	Whole Foods / PetSmart	2020	18.0	18.0	7.1		10.9	5%	8.6
Point Royale	Miami, FL	86,200	182,255	Burlington	2017	9.8	9.8	3.9		5.9	—	2.8
Serramonte Center - Expansion Project	Daly City, CA	246,813	1,086,524	Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack / Ross Dress For Less / Party City / TJ Maxx	2017	109.1	109.1	36.2		72.9	—	55.1
Subtotal		735,445	2,125,764			172.2	172.2	66.0		107.6	23%	88.4
Total Active Developments and Redevelopments		884,644	2,274,963			246.0	246.0	136.0		111.4	32%	88.7
Developments and Redevelopments Pending Twelve Month Stabilization
101 7th Avenue	Manhattan, NY	56,870	56,870	Barneys New York	2016	14.1	14.1	14.0		0.1	100%	—
Boynton Plaza	Boynton Beach, FL	53,785	105,345	Publix	2015	8.8	8.3	8.3		—	100%	—
Kirkman Shoppes	Orlando, FL	57,510	114,873	L.A. Fitness / Walgreens	2015	13.1	13.1	12.9		0.2	100%	—
Willows Shopping Center	Concord, CA	48,621	253,192	Ulta Beauty / Lazy Dog / Old Navy / UFC Gym	2015	14.3	14.3	13.4		0.9	97%	0.5
Total		216,786	530,280			50.3	49.8	48.6		1.2	99%	0.5
Total Development and Redevelopment Activity						$296.3	$295.8	$184.6	(9)	$112.6	45%	89.2
								Other CIP (see page 39)				21.7
								Land				22.2
								Total CIP and Land (See page 8)				$133.1

See footnotes on following page.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
September 30, 2016 (unaudited)

Footnotes for Real Estate Developments and Redevelopments

(1)	Project GLA is subject to change based upon build-to-suit requests and other tenant driven changes.

(2)	Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.

(3)
Target stabilization date reflects the date that construction is expected to be substantially complete and the anchors commence paying rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement.

(4)	For developments, includes actual cost of land.

(5)	After sales of outparcels and construction cost reimbursements.

(6)	Percentage placed in service represents the percentage of project GLA for which the applicable tenants have commenced revenue recognition under GAAP.

(7)
CIP balance as of September 30, 2016 reflects the company's GAAP balances associated with the projects. For redevelopments, this includes an allocation of the company's existing cost basis for the portion of the center subject to redevelopment.

(8)
Stabilization date is based on the expected commencement of cash rent for Hobby Lobby as part of the third phase of the redevelopment. The first phase, comprised of adding Ross and Fresh Market, which represents 50,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2014. The second phase, comprised of adding Academy Sports, which represents 63,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2015.

(9)	Includes an aggregate of $18.2 million in costs incurred but not yet funded as of September 30, 2016.

EQUITY ONE, INC.
TACTICAL CAPITAL IMPROVEMENTS
September 30, 2016 (unaudited)
(in millions)

Project	Location	Project Description	Target Stabilization Date (1)	Estimated Cost	Incurred as of 9/30/16	Balance to Complete	CIP Balance as of 9/30/16 (2)
Capital Expenditure Projects over $1.0 million
Ambassador Row Courtyards	Lafayette, LA	Retenanting	2017	$8.5	$5.7	$2.8	$0.5
Buckhead Station	Atlanta, GA	Retenanting	2017	6.2	4.1	2.1	2.3
The Village Center	Westport, CT	Retenanting and Façade Renovation	2017	5.0	1.2	3.8	7.5
Brookside Plaza	Enfield, CT	Retenanting	2016	3.9	3.3	0.6	0.8
Point Royale Shopping Center	Miami, FL	Site Work	2017	2.6	0.9	1.7	0.9
Hammocks Town Center	Miami, FL	Outparcel Addition	2016	2.3	2.2	0.1	—
South Beach Regional	Jacksonville Beach, FL	Outparcel Addition	2017	2.2	0.1	2.1	0.1
Post Road Plaza	Darien, CT	Façade Renovation	2016	1.5	1.0	0.5	—
Plaza at St. Lucie West	Port St. Lucie, FL	Retenanting	2016	1.3	1.3	—	—
Total				$33.5	$19.8	$13.7	12.1
All Other Capital Expenditure Projects							9.6
Total Other Capital Investment into Real Estate							$21.7

(1) Target stabilization date reflects the date that construction is expected to be substantially complete and, if applicable, the tenants commence paying rent.
(2) CIP balance as of September 30, 2016 reflects the company's GAAP balances associated with the projects, including an allocation of the company's existing cost basis for the portion of the center under construction, as applicable.

EQUITY ONE, INC.
DEBT SUMMARY
September 30, 2016 (unaudited)
(dollars in thousands)

	September 30, 2016	December 31, 2015	December 31, 2014
Fixed rate debt	$729,474	$772,680	$1,042,914
Variable rate debt - swapped to fixed rate (1)	250,000	250,000	250,000
Variable rate debt - unhedged	317,750	348,750	37,000
Total debt	$1,297,224	$1,371,430	$1,329,914

% Fixed rate debt	56.2%	56.4%	78.4%
% Variable rate debt - swapped to fixed rate	19.3%	18.2%	18.8%
% Variable rate debt - unhedged	24.5%	25.4%	2.8%
Total	100.0%	100.0%	100.0%

Secured mortgage debt	$257,224	$282,029	$311,778
Unsecured debt	1,040,000	1,089,401	1,018,136
Total debt	$1,297,224	$1,371,430	$1,329,914

% Secured mortgage debt	19.8%	20.6%	23.4%
% Unsecured debt	80.2%	79.4%	76.6%
Total	100.0%	100.0%	100.0%

Total market capitalization (see page 18)	$5,741,638	$5,195,485	$4,778,523

% Secured mortgage debt	4.5%	5.4%	6.5%
% Unsecured debt	18.1%	21.0%	21.3%
Total debt : Total market capitalization	22.6%	26.4%	27.8%

Weighted average interest rate on secured mortgage debt (2)	4.92%	5.61%	6.03%
Weighted average interest rate on unsecured senior notes (2)	3.79%	4.75%	5.02%
Weighted average interest rate on term loans (2)	2.15%	2.01%	2.62%
Weighted average interest rate on total debt (2) (3)	3.39%	3.92%	4.80%
Weighted average interest rate on revolving credit facility (2)	1.53%	1.47%	1.22%

Weighted average maturity on secured mortgage debt	6.2 Years	3.6 years	4.4 years
Weighted average maturity on unsecured senior notes	7.6 Years	4.6 years	4.3 years
Weighted average maturity on term loans	3.2 Years	4.0 years	4.1 years
Weighted average maturity on total debt (3)	5.6 Years	4.1 years	4.3 years

Note: All amounts and calculations exclude unamortized / unaccreted premium / (discount) on mortgage loans and senior notes and include secured mortgage loans related to properties held for sale.

(1)
The company has interest rate swaps which convert the LIBOR rate applicable to its $250.0 million term loan to a fixed interest rate, providing an effective weighted average fixed interest rate under the loan agreement of 2.62% per annum for all periods presented.

(2)	Weighted average interest rates are calculated based on balances outstanding at the respective dates.

(3)	Weighted average maturity on total debt and weighted average interest rate on total debt excludes amounts drawn under the revolving credit facility, which expires on February 1, 2021.

EQUITY ONE, INC.
DEBT MATURITY SCHEDULE
September 30, 2016 (unaudited)
(dollars in thousands)

	Secured Debt		Unsecured Debt			Deferred Financing Costs and Premium/(Discount) Scheduled Amortization	Total	Weighted Average Interest Rate at Maturity		Percent of Debt Maturing
Year	Scheduled Amortization	Balloon Payments	Revolving Credit Facility	Senior Notes	Term Loans

2016	$1,578	$—	$—	$—	$—	$(339)	$1,239	—%		0.1%
2017	6,567	—	—	—	—	(1,350)	5,217	0.0%		0.4%
2018	6,767	82,504	—	—	—	(1,324)	87,947	4.8%	(1)	6.8%
2019	5,542	18,330	—	—	250,000	(998)	272,874	2.9%		21.1%
2020	5,471	—	—	—	225,000	(1,099)	229,372	1.6%		17.8%
2021	5,398	12,581	65,000	—	—	(786)	82,193	5.9%		6.4%
2022	5,136	—	—	300,000	—	(749)	304,387	3.8%		23.6%
2023	5,345	1,221	—	—	—	(395)	6,171	7.5%		0.5%
2024	2,939	—	—	—	—	(369)	2,570	—		0.2%
Thereafter	9,845	88,000	—	200,000	—	(523)	297,322	3.8%		23.1%
Total	$54,588	$202,636	$65,000	$500,000	$475,000	$(7,932)	$1,289,292	3.3%	(1)	100.0%

(1) Excludes the revolving credit facility. Including the amounts drawn under the revolving credit facility, the weighted average interest rate would be 2.2% for 2021 and 3.2% in total.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
September 30, 2016 (unaudited)
(dollars in thousands)

Debt Instrument	Maturity Date	Rate		September 30, 2016	December 31, 2015	Percent of Overall Debt Maturing
Mortgage loans
1225-1239 Second Avenue (1)	06/01/2016	6.325%		$—	$16,020	—
Glengary Shoppes (1)	06/11/2016	5.750%		—	15,217	—%
Magnolia Shoppes (1)	07/11/2016	6.160%		—	13,010	—%
Culver Center (2)	05/06/2017	5.580%		—	64,000	—%
Concord Shopping Plaza (3)	06/28/2018	1-month LIBOR + 1.35%		27,750	27,750	2.2%
Sheridan Plaza	10/10/2018	6.250%		57,444	58,330	4.5%
1175 Third Avenue	05/01/2019	7.000%		6,025	6,241	0.5%
The Village Center	06/01/2019	6.250%		14,504	14,825	1.1%
BridgeMill	05/05/2021	7.940%		6,153	6,462	0.5%
Circle Center West/Talega Village Center (4) (5)	10/01/2021	5.010%		10,593	10,793	0.8%
Westport Plaza	08/01/2023	7.490%		3,182	3,340	0.2%
Aventura Square / Oakbrook Square / Treasure Coast Plaza	02/28/2024	6.500%		19,294	20,756	1.5%
Westbury Plaza	02/01/2026	3.760%		88,000	—	6.8%
Von's Circle Center	10/10/2028	5.200%		8,973	9,366	0.7%
Copps Hill	01/01/2029	6.060%		15,306	15,919	1.2%
Total mortgage loans (11 loans outstanding)	6.15 years	4.92%	(6)	$257,224	$282,029	20.0%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(1,505)	1,430	(0.2%)
Total mortgage loans (including unamortized/unaccreted premium/(discount))				$255,719	$283,459	19.8%

Senior notes
6.25% senior notes (7)	01/15/2017	6.250%		$—	$101,403	—
6.00% senior notes (8)	09/15/2017	6.000%		—	116,998	—%
3.75% senior notes	11/15/2022	3.750%		300,000	300,000	23.3%
3.81% series A senior notes	05/11/2026	3.810%		100,000	—	7.7%
3.91% series B senior notes	08/11/2026	3.910%		100,000	—	7.8%
Total senior notes	7.57 years	3.79%	(6)	$500,000	$518,401	38.8%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(3,882)	(3,029)	(0.3%)
Total senior notes (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$496,118	$515,372	38.5%

See footnotes on following page.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
September 30, 2016 (unaudited)
(dollars in thousands)

Debt Instrument	Maturity Date	Rate		September 30, 2016	December 31, 2015	Percent of Overall Debt Maturing

Term Loans
$250MM - Term Loan (9)	02/13/2019	2.618%	(11)	$250,000	$250,000	19.4%
$300MM - Term Loan (10) (14)	12/02/2020	1MTH LIBOR +1.10%		225,000	225,000	17.5%
Total term loans	3.22 years	2.15%	(6)	$475,000	$475,000	36.9%
Unamortized deferred financing costs				(2,545)	(3,109)	(0.2)%
Total term loans (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$472,455	$471,891	36.7%

Revolving credit facility
$850MM Line of Credit (12)	02/01/2021	1MTH LIBOR +1.00%		$65,000	$96,000	5.0%
Total revolving credit facility	4.34 years	1.53%	(6)	$65,000	$96,000	5.0%

Total debt	5.60 years (13)	3.39%	(6) (13)	$1,297,224	$1,371,430	100.7%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(7,932)	(4,708)	(0.7)%
Total debt (including unamortized/unaccreted premium/(discount))				$1,289,292	$1,366,722	100.0%

Senior Debt Ratings
Moody’s				Baa2 (Stable)	Baa2 (Stable)
S&P				BBB (Stable)	BBB (Stable)

(1)	Prepaid during the nine months ended September 30, 2016 with no prepayment penalty.

(2)	In August 2016, the company defeased the mortgage loan.

(3)	The loan balance bears interest at a floating rate of 1-month LIBOR + 1.35%. The effective interest rate on September 30, 2016 was 1.873%.

(4)
In June 2016, in order to effectuate a substitution of collateral, the company repaid the mortgage loan secured by Talega Village Center. Concurrently, with the repayment of the Talega Village Center mortgage loan, the company entered into a new mortgage loan secured by Circle Center West which carries the same terms as the previous Talega Village Center mortgage loan.

(5)
The stated loan maturity date is October 1, 2036; however, both the lender and the borrower have the right to exercise a call or early prepayment, respectively, on each of October 1, 2021, October 1, 2026 and October 1, 2031. It is deemed likely this right will be exercised and the shown maturity date is therefore October 1, 2021.

(6)	Calculated based on weighted average interest rates of outstanding balances at September 30, 2016.

(7)	In February 2016, the company redeemed its 6.25% senior notes.

(8)	In July 2016, the company redeemed its 6.00% senior notes.

(9)
The interest rate for the $250.0 million term loan has been swapped to a fixed interest rate through three interest rate swaps. The indicated interest rate for the term loan and the weighted average interest rate for all debt instruments includes the effect of the swaps. As of September 30, 2016, the fair value of the company's interest rate swaps was a liability of $4.0 million, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheet. As of December 31, 2015, the fair value of one of the company's interest rate swaps consisted of an asset of $217,000, which is included in other assets in its condensed consolidated balance sheet, while the fair value of the two remaining interest rate swaps consisted of a liability of $2.0 million, which is included in accounts payable and accrued expenses in its condensed consolidated balance sheet.

(10)
Under the delayed draw term loan facility, the company may borrow up to $300.0 million in aggregate in one or more borrowings at any time prior to December 2, 2016. At the company's request, the principal amount of the term loan may be increased up to an aggregate of $500.0 million subject to the availability of additional commitments from lenders. This term loan bears interest at a floating rate of 1-MTH LIBOR + 1.10% and the effective rate on September 30, 2016 was 1.623%.

(11)	The effective fixed interest rate on September 30, 2016.

(12)	In September 2016, the company closed on an $850.0 million revolving credit facility which replaced its $600.0 million revolving credit facility.

(13)	Weighted average maturity in years and weighted average interest rate as of September 30, 2016 excludes the revolving credit facility which expires on February 1, 2021.

(14)
In October 2016, the company acquired a 153,510 square foot shopping center located in San Carlos, California for $97.0 million and paid $3.4 million to the seller for the prepayment penalty on the existing mortgage loan encumbering the property that was not assumed in the acquisition. In connection with this transaction, the company is drawing the remaining $75.0 million under its $300.0 million delayed draw term loan facility.

EQUITY ONE, INC.
BALANCE SHEETS & STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES
September 30, 2016 (unaudited)
(dollars in thousands)

BALANCE SHEETS OF UNCONSOLIDATED JOINT VENTURES			As of September 30, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Assets	Total Debt	Total Equity	Pro-Rata Share Total Debt (3)	Investment in Joint Venture (1)
DRA Advisors	20.0%	Retail/Office	$19,251	$—	$18,732	$—	$3,746
New York Common Retirement Fund	30.0%	Retail	297,712	144,779	127,879	43,434	37,991
Rider Limited Partnership	50.0%	Office	38,938	—	38,224	—	19,112
Total			$355,901	$144,779	$184,835	$43,434	$60,849

STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES			For the three months ended September 30, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (2)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI (3)
DRA Advisors	20.0%	Retail/Office	$505	$345	$192	$—	$33	$91	$18
New York Common Retirement Fund	30.0%	Retail	7,253	2,468	2,206	1,569	977	4,722	1,417
Rider Limited Partnership	50.0%	Office	1,549	368	303	—	875	1,169	585
Total			$9,307	$3,181	$2,701	$1,569	$1,885	$5,982	$2,020

			For the nine months ended September 30, 2016
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (2)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI (3)
DRA Advisors	20.0%	Retail/Office	$1,604	$971	$565	$—	$138	$349	$70
New York Common Retirement Fund	30.0%	Retail	21,447	7,048	6,877	4,719	2,685	14,068	4,220
Rider Limited Partnership	50.0%	Office	4,579	1,128	889	—	2,551	3,303	1,652
Total			$27,630	$9,147	$8,331	$4,719	$5,374	$17,720	$5,942

Note: Amounts shown above reflect 100% of the joint venture balance sheet and income statement line items, unless otherwise specified.

(1)	Excludes other investments in unconsolidated joint ventures and advances to unconsolidated joint ventures totaling $1.7 million.

(2)	Interest expense includes amortization of deferred financing costs.

(3)
Represents the company’s pro-rata share of the respective financial measure. These measures are calculated by multiplying the company’s stated ownership percentage in each investee by the applicable financial measure derived from the investee’s underlying financial statements. The company does not control these unconsolidated investees, and the inclusion of these measures with the company’s consolidated financial measures may not accurately depict the legal and economic implications of holding a noncontrolling interest in the applicable investee.

EQUITY ONE, INC.
UNCONSOLIDATED PROPERTY STATUS REPORT
September 30, 2016 (unaudited)

								Number of tenants		Supermarket anchor				ABR per leased SF
Property	JV	EQY Ownership %	Type	City, State	Year Built / Renovated	Total Sq. Ft.	Percent Leased	Leased	Vacant	Sq. Ft.	Name	Expiration Date	Other anchor tenants
1900/2000 Offices	DRA	20.0%	Office	Boca Raton, FL	1979 / 1982 / 1986 / 2007	116,655	82.3%	26	4				Garda Supplies Rental & Services	$17.31
Rider Limited Partnership	CSC	50.0%	Medical Office	San Francisco, CA	1968	146,046	99.8%	51	1				Central Parking System	$36.61
Country Walk Plaza	NYCRF	30.0%	Retail	Miami, FL	1985 / 2006 / 2008	100,686	95.5%	26	3	39,795	Publix	10/23/2020	CVS Pharmacy	$19.49
Veranda Shoppes	NYCRF	30.0%	Retail	Plantation, FL	2007	44,888	96.9%	8	1	28,800	Publix	04/30/2027		$26.44
Northborough Crossing	NYCRF	30.0%	Retail	Northborough, MA	2011	645,785	99.3%	26	1	139,449	Wegmans	10/31/2036	TJ Maxx / Kohl's / BJ's / Golf Town USA / PetSmart / Michaels / Toys "R" Us / Dick's Sporting Goods / Eastern Mountain Sports	$14.08
Riverfront Plaza	NYCRF	30.0%	Retail	Hackensack, NJ	1997	128,968	97.4%	22	2	70,400	ShopRite	10/31/2027		$25.19
The Grove	NYCRF	30.0%	Retail	Windermere, FL	2004	151,752	100.0%	31	—	51,673	Publix	01/31/2029	LA Fitness	$20.18
Old Connecticut Path	NYCRF	30.0%	Retail	Framingham, MA	1994	80,198	100.0%	5	—	65,940	Stop & Shop	06/30/2019		$21.17

TOTAL UNCONSOLIDATED PROPERTIES PORTFOLIO (8)						1,414,978	97.5%	195	12	396,057				$19.54

EQUITY ONE, INC.
DEBT SUMMARY OF UNCONSOLIDATED JOINT VENTURES
September 30, 2016 (unaudited)
(dollars in thousands)

Co-Investment Partner	Debt Instrument	Equity One’s Ownership (1)	Maturity Date	Rate (1)	Balance as of September 30, 2016	Balance as of December 31, 2015

Mortgage Debt
New York Common Retirement Fund	Equity One JV Sub CT Path LLC	30.0%	01/01/2019	5.74%	8,452	8,798
New York Common Retirement Fund	Equity One JV Sub Northborough LLC	30.0%	02/10/2021	4.18%	65,373	66,440
New York Common Retirement Fund	Equity One JV Sub Riverfront Plaza LLC	30.0%	10/10/2023	4.54%	24,000	24,000
New York Common Retirement Fund	Equity One JV Sub Grove LLC (2)	30.0%	12/23/2023	4.18%	22,500	22,500
New York Common Retirement Fund	Equity One Country Walk LLC	30.0%	11/5/2025	3.91%	16,000	16,000
New York Common Retirement Fund	Equity One JV Sub Veranda LLC	30.0%	11/5/2025	3.86%	9,000	9,000

	Unamortized deferred financing costs and premium, net (3)				(546)	(563)
	Total debt				$144,779	$146,175

	Equity One’s pro-rata share of unconsolidated joint venture debt (4)				$43,434	$43,853

(1)	Equity One's equity interest and rate in effect on September 30, 2016.

(2)
The loan bears interest at a floating rate of LIBOR + 1.35%, which has been swapped to a weighted average fixed rate of 4.18%. The fair value of the swap at September 30, 2016 was a liability of approximately $2.7 million.

(3)	Net unamortized deferred financing costs and premium is the total for all loans.

(4)
Represents the company’s pro-rata share of the respective financial measure. These measures are calculated by multiplying the company’s stated ownership percentage in each investee by the applicable financial measure derived from the investee’s underlying financial statements. The company does not control these unconsolidated investees, and the inclusion of these measures with the company’s consolidated financial measures may not accurately depict the legal and economic implications of holding a noncontrolling interest in the applicable investee.

Appendices - Reconciliations of
Non-GAAP Financial Measures

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF TOTAL RENTAL REVENUE TO NOI
September 30, 2016 (unaudited)
(dollars in thousands)

	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Minimum rent	$71,599	$71,426	$70,797	$68,983	$68,836
Expense recoveries	20,732	20,261	20,823	20,217	20,204
Percentage rent	1,086	648	2,554	855	1,153
Total rental revenue	93,417	92,335	94,174	90,055	90,193

Less: Property operating expenses	12,832	12,570	13,611	12,606	13,311
Real estate tax expense	11,368	11,070	10,759	9,960	11,100
NOI (1) (2)	$69,217	$68,695	$69,804	$67,489	$65,782

NOI margin (NOI / Total rental revenue)	74.1%	74.4%	74.1%	74.9%	72.9%

(1)
Includes straight-line rent, accretion of below-market lease intangibles (net), amortization of lease incentives and amortization of below-market ground lease intangibles. Does not include intercompany management fees as they are eliminated in consolidation.

(2)	See Appendix on following page for a reconciliation of NOI to its comparable GAAP measure.

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC. TO SAME-PROPERTY NOI
September 30, 2016 (unaudited)
(dollars in thousands)

	Q3		Q2		Q1		Q4		Q3
	2016	2015	2016	2015	2016	2015	2015	2014	2015	2014
Net income attributable to Equity One, Inc.	$12,561	$16,961	$21,582	$27,054	$21,066	$8,006	$13,432	$6,725	$16,961	$18,307
Net income attributable to noncontrolling interests	—	2,498	—	2,507	—	2,502	2,507	2,491	2,498	2,503
Loss from discontinued operations	—	—	—	—	—	—	—	34	—	87
Income tax provision (benefit) of taxable REIT subsidiaries	360	(618)	331	187	440	(36)	(389)	70	(618)	168
Income before income taxes and discontinued operations	12,921	18,841	21,913	29,748	21,506	10,472	15,550	9,320	18,841	21,065
Less:
Management and leasing services income	338	246	196	631	303	555	445	333	246	635
Equity in income of unconsolidated joint ventures	736	2,435	600	1,116	773	882	2,060	672	2,435	789
Gain (loss) on sale of operating properties	48	614	913	3,355	2,732	(17)	—	3,371	614	9,775
Other income	6	226	223	5,597	641	41	336	361	226	413
Add:
Depreciation and amortization expense	24,319	25,385	27,387	22,572	26,157	21,016	24,024	21,230	25,385	26,182
General and administrative expense	9,057	9,207	8,663	8,417	8,711	8,740	9,913	9,864	9,207	11,524
Interest expense	11,491	13,453	12,481	13,781	12,848	14,809	13,279	15,778	13,453	16,463
Loss (gain) on extinguishment of debt	9,436	—	183	2,701	5,031	(138)	4,735	3,824	—	—
Impairment losses	3,121	2,417	—	200	—	11,307	2,829	7,958	2,417	—
Total NOI	69,217	65,782	68,695	66,720	69,804	64,745	67,489	63,237	65,782	63,622
Straight-line rent	(1,170)	(1,101)	(1,145)	(1,279)	(1,458)	(1,131)	(1,101)	(994)	(1,101)	(1,056)
Accretion of below-market lease intangibles, net	(3,551)	(3,399)	(3,024)	(3,765)	(3,222)	(3,124)	(3,505)	(3,447)	(3,399)	(4,003)
Intercompany management fees	(2,979)	(2,843)	(3,016)	(2,797)	(2,924)	(2,788)	(2,818)	(2,776)	(2,847)	(2,722)
Amortization of lease incentives	289	262	351	213	287	297	262	230	262	230
Amortization of below-market ground lease intangibles	188	152	176	150	150	148	152	152	152	152
Total Cash NOI	61,994	58,853	62,037	59,242	62,637	58,147	60,479	56,402	58,849	56,223
Other non same-property NOI	(1,585)	(1,589)	(2,880)	(2,146)	(3,087)	(1,870)	(2,804)	(1,451)	(2,968)	(1,754)
Adjustments (1)	66	328	365	(1,009)	(156)	197	(333)	442	1,170	166
Same-property NOI including redevelopments (2)	60,475	57,592	59,522	56,087	59,394	56,474	57,342	55,393	57,051	54,635
Redevelopment property NOI	(10,507)	(9,357)	(10,479)	(9,156)	(10,205)	(9,908)	(9,317)	(8,906)	(9,587)	(9,317)
Same-property NOI (2)	$49,968	$48,235	$49,043	$46,931	$49,189	$46,566	$48,025	$46,487	$47,464	$45,318

Growth in same-property NOI	3.6%		4.5%		5.6%		3.3%		4.7%
Number of properties (3)	94		89		91		95		94

Growth in same-property NOI including redevelopments	5.0%		6.1%		5.2%		3.5%		4.4%
Number of properties (4)	106		102		104		107		107

See footnotes on following page.

EQUITY ONE, INC.
APPENDIX - RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC. TO SAME-PROPERTY NOI
September 30, 2016 (unaudited)

Footnotes for Reconciliation of Net Income Attributable to Equity One, Inc. to Same-Property NOI

(1)
Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

(2)
Included in same-property NOI for Q2 2016 and Q1 2016 is $241,000 and $258,000, respectively, in rents related to prior periods that were recognized in connection with the execution of a retroactive anchor lease renewal at Westwood Complex.

(3)
The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.

(4)
The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.

EQUITY ONE, INC.
APPENDIX - RECONCILATION OF G&A TO ADJUSTED G&A
September 30, 2016 (unaudited)
(dollars in thousands)

	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
G&A	$9,057	$8,663	$8,711	$9,913	$9,207
Transaction costs (1)	184	773	466	1,073	689
Reorganization and severance adjustments (2)	22	57	117	57	153
Adjusted G&A	$8,851	$7,833	$8,128	$8,783	$8,365

Total revenue	$93,755	$92,531	$94,477	$90,500	$90,439
G&A to total revenue	9.7%	9.4%	9.2%	11.0%	10.2%
Adjusted G&A to total revenue	9.4%	8.5%	8.6%	9.7%	9.2%

(1)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during 1Q 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 includes $773,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program and affiliate public offerings.

(2)
For all the 2016 periods presented, represents severance expenses. For all the 2015 periods presented, primarily includes costs associated with the company's executive transition and severance expenses.

EQUITY ONE, INC.
APPENDIX - FFO AND CORE FFO
September 30, 2016 (unaudited)
(dollars in thousands, except per share data)

						Nine Months Ended September 30,
	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2016	2015
Net income attributable to Equity One, Inc.	$12,561	$21,582	$21,066	$13,432	$16,961	$55,209	$52,021
Real estate depreciation and amortization, net of noncontrolling interest	24,032	27,100	25,831	23,685	25,070	76,963	68,020
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	851	888	881	943	944	2,620	3,004
Gain on disposal of depreciable real estate (1)	(48)	(913)	(2,732)	—	(614)	(3,693)	(3,952)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (2)	—	—	—	(1,403)	(1,527)	—	(7,025)
Impairments of depreciable real estate	2,454	—	—	1,579	—	2,454	11,307
Tax effect of adjustments	—	—	—	(599)	77	—	(169)
FFO	39,850	48,657	45,046	37,637	40,911	133,553	123,206
Earnings attributed to noncontrolling interest (3)	—	—	—	2,499	2,498	—	7,496
FFO Available to Diluted Common Stockholders	39,850	48,657	45,046	40,136	43,409	133,553	130,702
Transaction costs (4)	184	773	466	1,073	689	1,423	1,660
Impairment of goodwill, land and joint venture investments	667	—	—	1,250	2,417	667	2,617
Reorganization and severance adjustments (5)	22	57	117	57	153	196	580
Loss on extinguishment of debt	9,436	183	5,031	4,735	—	14,650	2,563
Tax effect of adjustments	—	(70)	—	—	(918)	(70)	(918)
Core FFO Available to Diluted Common Stockholders	$50,159	$49,600	$50,660	$47,251	$45,750	$150,419	$137,204

FFO per Diluted Common Share	$0.28	$0.34	$0.32	$0.29	$0.31	$0.94	$0.94
Core FFO per Diluted Common Share	$0.35	$0.35	$0.36	$0.34	$0.33	$1.06	$0.99
Weighted average diluted shares (6)	144,106	142,227	141,253	140,659	140,505	142,537	139,132

(1)	Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to the GRI JV for the nine months ended September 30, 2015.

(2)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the nine months ended September 30, 2015.

(3)
Represents earnings attributed to convertible units held by LIH for all the 2015 periods presented. Although these convertible units are excluded from the calculation of earnings per diluted share for all the 2015 periods presented, FFO available to diluted common stockholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share. In January 2016, LIH exercised its redemption right with respect to all of its outstanding convertible units in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

(4)
Represents costs primarily associated with acquisition and disposition activity, as well as costs incurred during 1Q 2016 in connection with the company’s issuance of shares of common stock to satisfy the exercise of LIH’s redemption right and the subsequent sale of these shares by LIH in a public offering. 4Q 2015 includes $773,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program and affiliate public offerings.

(5)
For all the 2016 periods presented, represents severance expenses. For all the 2015 periods presented, primarily includes costs associated with the company's executive transition and severance expenses.

(6)
Weighted average diluted shares used to calculate FFO per share and Core FFO per share for all the 2015 periods presented are higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units that were held by LIH which were convertible into the company's common stock. These convertible units were not included in the diluted weighted average share count for all the 2015 periods presented for GAAP purposes because their inclusion was anti-dilutive.